                                                                     Exhibit 4.1

================================================================================


                                  Gameco, Inc.
                                    as Issuer

                                       and

                            The Subsidiary Guarantors
                                  Named Herein

                          11 7/8% Senior Secured Notes
                                    due 2009

                                  -------------
                                    INDENTURE

                          Dated as of February 8, 2002

                                  -------------


                Wells Fargo Bank Minnesota, National Association
                                   as Trustee


================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                     Indenture
Act Section                                                         Section
310(a)(1) ......................................................    7.10
   (a)(2) ......................................................    7.10
   (a)(3) ......................................................    N.A.
   (a)(4) ......................................................    N.A.
   (a)(5) ......................................................    7.10
   (b) .........................................................    7.10
   (c) .........................................................    N.A.
311(a) .........................................................    7.11
   (b) .........................................................    7.11
   (c) .........................................................    N.A.
312(a) .........................................................    2.05
   (b) .........................................................    13.03
   (c) .........................................................    13.03
313(a) .........................................................    7.06
   (b)(1) ......................................................    10.03
   (b)(2) ......................................................    7.07
   (c) .........................................................    7.06; 13.02
   (d) .........................................................    7.06
314(a) .........................................................    4.03
   (b) .........................................................    10.02
   (c)(1) ......................................................    13.04
   (c)(2) ......................................................    13.04
   (c)(3) ......................................................    N.A.
   (d) .........................................................    10.03, 10.09
   (e) .........................................................    13.05
   (f) .........................................................    N.A.
315(a) .........................................................    7.01
   (b) .........................................................    7.05, 13.02
   (c) .........................................................    7.01
   (d) .........................................................    7.01
   (e) .........................................................    6.11
316(a) (last sentence) .........................................    2.09
   (a)(1)(A) ...................................................    6.05
   (a)(1)(B) ...................................................    6.04
   (a)(2) ......................................................    N.A.
   (b) .........................................................    6.07
   (c) .........................................................    2.12
317(a)(1) ......................................................    6.08
   (a)(2) ......................................................    6.09
   (b) .........................................................    2.04
318(a) .........................................................    13.01
   (b) .........................................................    N.A.
   (c) .........................................................    13.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

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                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  Definitions ................................................    1
SECTION 1.02.  Other Definitions. .........................................   31
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act ..........   32
SECTION 1.04.  Rules of Construction ......................................   33

                                  ARTICLE 2

                                  THE NOTES

SECTION 2.01.  Form and Dating ............................................   33
SECTION 2.02.  Execution and Authentication. ..............................   34
SECTION 2.03.  Registrar and Paying Agent .................................   34
SECTION 2.04.  Paying Agent to Hold Money in Trust. .......................   35
SECTION 2.05.  Holder Lists. ..............................................   35
SECTION 2.06.  Transfer and Exchange ......................................   35
SECTION 2.07.  Replacement Notes. .........................................   36
SECTION 2.08.  Outstanding Notes. .........................................   36
SECTION 2.09.  Treasury Notes. ............................................   37
SECTION 2.10.  Temporary Notes. ...........................................   37
SECTION 2.11.  Cancellation. ..............................................   37
SECTION 2.12.  Defaulted Interest .........................................   37
SECTION 2.13.  Deposit of Monies. .........................................   38
SECTION 2.14.  CUSIP Number ...............................................   38
SECTION 2.15.  Book-Entry Provisions for Global Notes. ....................   38
SECTION 2.16.  Registration of Transfers and Exchanges. ...................   39
SECTION 2.17.  Restrictive Legends. .......................................   44

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee. ........................................   45
SECTION 3.02.  Selection of Notes to Be Redeemed ..........................   45
SECTION 3.03.  Notice of Redemption. ......................................   46
SECTION 3.04.  Effect of Notice of Redemption. ............................   47

                                       -i-

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
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SECTION 3.05.   Deposit of Redemption Price .................................    47
SECTION 3.06.   Notes Redeemed in Part. .....................................    47
SECTION 3.07.   Optional Redemption .........................................    48
SECTION 3.08.   No Mandatory Redemption. ....................................    48
SECTION 3.09.   Special Mandatory Redemption. ...............................    48
SECTION 3.10.   Mandatory Disposition in Accordance with Gaming Laws. .......    49

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   Payment of Notes ............................................    49
SECTION 4.02.   Maintenance of Office or Agency. ............................    50
SECTION 4.03.   Reports .....................................................    50
SECTION 4.04.   Compliance Certificate ......................................    51
SECTION 4.05.   Taxes. ......................................................    52
SECTION 4.06.   Stay, Extension and Usury Laws. .............................    52
SECTION 4.07.   Restricted Payments .........................................    53
SECTION 4.08.   Incurrence of Indebtedness and Issuance of Preferred Stock. .    55
SECTION 4.09.   Liens. ......................................................    58
SECTION 4.10.   Dividend and Other Payment Restrictions Affecting Restricted
                Subsidiaries ................................................    58
SECTION 4.11.   Asset Sales. ................................................    59
SECTION 4.12.   Business Activities .........................................    63
SECTION 4.13.   Corporate Existence. ........................................    63
SECTION 4.14.   Offer to Repurchase upon Change of Control. .................    63
SECTION 4.15.   Limitation on Issuances and Sales of Capital Stock in Wholly
                  Owned Restricted Subsidiaries .............................    65
SECTION 4.16.   Events of Loss. .............................................    65
SECTION 4.17.   Payments for Consent ........................................    68
SECTION 4.18.   Additional Subsidiary Guarantees ............................    68
SECTION 4.19.   Maintenance of Properties; Insurance, Books and Records. ....    69
SECTION 4.20.   Further Assurances. .........................................    71
SECTION 4.21.   Impairment of Security Interests ............................    72
SECTION 4.22.   Sale and Leaseback Transactions. ............................    72
SECTION 4.23.   Escrow of Proceeds of Notes on Issue Date. ..................    72
SECTION 4.24.   Transactions with Affiliates ................................    73
SECTION 4.25.   Designation of Restricted and Unrestricted Subsidiaries. ....    74

                                      -ii-

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                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. Merger, Consolidation or Sale of Assets ..............    75
SECTION 5.02. Successor Corporation Substituted for the Company. ...    76

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. ...................................    77
SECTION 6.02. Acceleration .........................................    79
SECTION 6.03. Other Remedies. ......................................    80
SECTION 6.04. Waiver of Past Defaults ..............................    80
SECTION 6.05. Control by Majority. .................................    80
SECTION 6.06. Limitation on Suits. .................................    81
SECTION 6.07. Rights of Holders to Receive Payment .................    81
SECTION 6.08. Collection Suit by Trustee ...........................    81
SECTION 6.09. Trustee May File Proofs of Claim. ....................    82
SECTION 6.10. Priorities. ..........................................    82
SECTION 6.11. Undertaking for Costs ................................    83

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee ....................................    83
SECTION 7.02. Rights of Trustee ....................................    84
SECTION 7.03. Individual Rights of Trustee .........................    85
SECTION 7.04. Trustee's Disclaimer .................................    85
SECTION 7.05. Notice of Defaults. ..................................    86
SECTION 7.06. Reports by Trustee to Holders ........................    86
SECTION 7.07. Compensation and Indemnity. ..........................    86
SECTION 7.08. Replacement of Trustee ...............................    87
SECTION 7.09. Successor Trustee by Merger, etc. ....................    88
SECTION 7.10. Eligibility; Disqualification ........................    88
SECTION 7.11. Preferential Collection of Claims Against Company. ...    88

                                    ARTICLE 8

        DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Satisfaction and Discharge. ..........................    89

                                      -iii-


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   SECTION 8.02   Option to Effect Legal Defeasance or Covenant Defeasance .........   90
   SECTION 8.03.  Legal Defeasance and Discharge. ..................................   90
   SECTION 8.04.  Covenant Defeasance ..............................................   90
   SECTION 8.05.  Conditions to Legal or Covenant Defeasance. ......................   91
   SECTION 8.06.  Deposited Money and Government Securities to Be Held in Trust;
                    Other Miscellaneous Provisions .................................   92
   SECTION 8.07.  Repayment to Company. ............................................   93
   SECTION 8.08.  Reinstatement. ...................................................   93

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

   SECTION 9.01.  Without Consent of Holders. ......................................   94
   SECTION 9.02.  With Consent of Holders ..........................................   94
   SECTION 9.03.  Compliance with Trust Indenture Act ..............................   96
   SECTION 9.04.  Revocation and Effect of Consents ................................   96
   SECTION 9.05.  Notation on or Exchange of Notes. ................................   96
   SECTION 9.06.  Trustee to Sign Amendments, etc. .................................   96

                                   ARTICLE 10

                                   COLLATERAL

   SECTION 10.01. Collateral Documents; Additional Collateral;
                    Substitute Collateral ..........................................   96
   SECTION 10.02. Recording, Registration and Opinions. ............................   99
   SECTION 10.03. Release of Collateral ............................................  100
   SECTION 10.04. Possession and Use of Collateral. ................................  101
   SECTION 10.05. Specified Releases of Collateral .................................  101
   SECTION 10.06. Disposition of Collateral Without Release. .......................  104
   SECTION 10.07. Form and Sufficiency of Release. .................................  106
   SECTION 10.08. Purchaser Protected. .............................................  107
   SECTION 10.09. Authorization of Actions to Be Taken by the Trustee Under the
                    Collateral Documents. ..........................................  107
   SECTION 10.10. Authorization of Receipt of Funds by the Trustee Under the
                    Collateral Documents. ..........................................  107
   SECTION 10.11. Powers Exercisable by Receiver or Trustee. .......................  107

                                   ARTICLE 11

                           APPLICATION OF TRUST MONIES

   SECTION 11.01. Collateral Account ...............................................  108
   SECTION 11.02. Withdrawal of Loss Proceeds ......................................  108

                                      -iv-

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   SECTION 11.03.  Withdrawal of Net Proceeds to Fund an Asset Sale Offer .........................   111
   SECTION 11.04.  Withdrawal of Trust Monies for Investment in Replacement Assets ................   111
   SECTION 11.05.  Investment of Trust Monies .....................................................   113
   SECTION 11.06.  Use of Trust Monies; Retirement of Notes .......................................   114
   SECTION 11.07.  Disposition of Notes Retired. ..................................................   115

                                                ARTICLE 12

                                           SUBSIDIARY GUARANTEES

   SECTION 12.01.  Guarantees .....................................................................   115
   SECTION 12.02.  Execution and Delivery of Subsidiary Guarantees. ...............................   116
   SECTION 12.03.  Subsidiary Guarantors May Consolidate, etc., on Certain Terms ..................   117
   SECTION 12.04.  Limitation of Subsidiary Guarantor's Liability. ................................   119
   SECTION 12.05.  Application of Certain Terms and Provisions to the Subsidiary Guarantors .......   119

                                                ARTICLE 13

                                               MISCELLANEOUS

   SECTION 13.01.  Trust Indenture Act Controls ...................................................   120
   SECTION 13.02.  Notices. .......................................................................   120
   SECTION 13.03.  Communication by Holders with Other Holders. ...................................   121
   SECTION 13.04.  Certificate and Opinion as to Conditions Precedent. ............................   121
   SECTION 13.05.  Statements Required in Certificate or Opinion ..................................   122
   SECTION 13.06.  Rules by Trustee and Agents ....................................................   122
   SECTION 13.07.  No Personal Liability of Directors, Officers, Employees and Stockholders. ......   122
   SECTION 13.08.  Governing Law ..................................................................   123
   SECTION 13.09.  No Adverse Interpretation of Other Agreements. .................................   123
   SECTION 13.10.  Successors .....................................................................   123
   SECTION 13.11.  Severability. ..................................................................   123
   SECTION 13.12.  Counterpart Originals ..........................................................   123
   SECTION 13.13.  Table of Contents, Headings, etc. ..............................................   123

EXHIBITS

EXHIBIT A     FORM OF NOTE AND SUBSIDIARY GUARANTEE
EXHIBIT B     FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C     FORM OF TRANSFEREE LETTER OF REPRESENTATION
EXHIBIT D     FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH REGULATION
              S TRANSFERS
EXHIBIT E     FORM OF SECURITY AGREEMENT
EXHIBIT F-1   FORM OF MORTGAGE
EXHIBIT F-2   FORM OF LEASEHOLD MORTGAGE
EXHIBIT F-3   FORM OF DEED OF TRUST
EXHIBIT F-4   FORM OF LEASEHOLD DEED OF TRUST
EXHIBIT G     FORM OF JACOBS SUBORDINATION AND INTERCREDITOR AGREEMENT
EXHIBIT H     FORM OF SELLER INTERCREDITOR AGREEMENT
EXHIBIT I     FORM OF SENIOR INTERCREDITOR AGREEMENT

              INDENTURE, dated as of February 8, 2002, among Gameco, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined) and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

              Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


SECTION 1.01.   Definitions.
                -----------

              "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of the Subsidiary Guarantors under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

              "Acquired Black Hawk Indebtedness" means Indebtedness represented by, colle c-tively, (1) $1,500,000 in aggregate principal amount at maturity of 6.25% Series 1999A Black Hawk Business Improvement District, Gilpin, Colorado, Special Improvement District No. 1997-2 Special Assessment Bonds due December 1, 2004 and (2) $4,000,000 in aggregate principal amount at maturity of 6.50% Series 1999B Black Hawk Business Improvement District, Gilpin, Colorado, Special Improvement District No. 1997-2 Special Assessment Bonds due December 1, 2011, which bonds are secured by a first priority lien on certain real property comprising the Black Hawk Business Improvement District relating to The Lodge Casino at Black Hawk in favor of the Black Hawk Business Improvement District Special Assessment Bonds.

              "Acquired Colonial Holdings Indebtedness" means:

              (1) $15,700,000 in principal amount of Indebtedness incurred pursuant to a certain Amended and Restated Loan Agreement, dated August 30, 2000, as amended to the Issue Date, by and among Colonial Downs, Colonial and CD Entertainment Ltd. which is secured by a Lien on substantially all of the assets of Colonial and its Subsidiaries (other than its off-track wagering facilities);

              (2) a note payable to Citizen and Farmers Bank in the principal amount of $165,000 as of September 30, 2001, less any repayments thereof, bearing interest at the rate of 8.5%, maturing in August 2002, and secured by a first priority Lien on the racetrack lighting equipment purchased with the proceeds of the note;

              (3) a note payable to the Maryland Jockey Club in the principal amount of $1,232,500 as of September 30, 2001, less any repayments thereof, bearing interest at the rate of 7.75% and maturing in December 2005; and

              (4) a note payable to the Maryland Jockey Club in the principal amount of $300,308 as of September 30, 2001, less any repayments thereof, bearing interest at the prime rate and maturing in January 2002.

              "Acquired Debt" means, with respect to any specified Person:

              (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

              (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "Acquired Louisiana Properties Indebtedness" means, collectively,

              (1) a certain promissory note maturing at March 31, 2009, in the principal amount of $1,208,571.40, dated February 7, 2001, as amended on September 26, 2001, between Winner's Choice Casino, Inc., as borrower, and Claude M. Penn, Jr. and George D. Lockhart, as creditors, accruing interest in the amount of 8.0% until October 1, 2001 and 8.5% thereafter, secured by a second mortgage on the property comprising Winner's Choice in the parish of Calcasieu, city of Sulphur, Louisiana in favor of Claude M. Penn, Jr. and George D. Lockhart;

              (2) a certain promissory note maturing at March 31, 2009, in the principal amount of $1,809,160, dated February 7, 2001, as amended on September 26, 2001, between Houma Truck Plaza & Casino, L.L.C., as borrower, and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.0% until October 1, 2001 and 8.5% thereafter;

              (3) a certain promissory note maturing at March 31, 2009, in the principal amount of $1,718,857.10, dated February 7, 2001, as amended on September 26, 2001, between Jalou-Cash's L.L.C., as borrower and Seabuckle Gaming, Inc., as creditor, accruing interest in the amount of 8.0% until October 1, 2001 and 8.5% thereafter, secured by a second security interest in the revenue accruing under a certain Video Draw Poker Device Agreement dated April 24, 1998 by and between Cash's Casino, Inc. and Southern Trading Corporation, as successor to Seabuckle Gaming Inc.;

              (4) a certain promissory note maturing at April 30, 2009, in the principal amount of $788,000, dated January 11, 2002, between Lucky Magnolia Truck Stop and Casino L.L.C., as borrower and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Lucky Magnolia Truck Stop and Casino, which is located in the parish of St. Helena, city of Denham Springs, Louisiana in favor of Claude M. Penn, Jr.;

              (5) a certain promissory note maturing at April 30, 2009, in the principal amount of $1,679,142.86, dated January 11, 2002, between Bayou Vista Truck Plaza and Casino, L.L.C., as borrower and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Bayou Vista Truck Plaza and Casino, which is located in the parish of St. Mary, city of Bayou Vista, Louisiana in favor of Claude M. Penn, Jr.;

              (6) a certain promissory note maturing at April 30, 2009, in the principal amount of $2,171,428.57, dated January 11, 2002, between JACE, Inc., as borrower, and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Colonel's Truck Plaza and Casino, which is located in the parish of Terrebonne, city of Thibodaux, Louisiana in favor of Claude M. Penn, Jr.;

              (7) a certain promissory note maturing 7.25 years from the date of issuance in the principal amount not to exceed $1,200,000, to be dated the date of the acquisition of the property, between Raceland Truck Plaza and Casino, as borrower and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Raceland Truck Plaza and Casino L.L.C., which is located in the parish of Lafourche, city of Raceland, Louisiana in favor of Claude M. Penn, Jr.;

              (8) a certain unsecured subordinated promissory note maturing January 31, 2010, in the principal amount of $1,000,000 to be dated on or after the Issue Date, between the Company as borrower and Jeffrey P. Jacobs as creditor, accruing interest in the amount of 12% until maturity; and

              (9) a certain unsecured subordinated promissory note, maturing January 31, 2010, in the principal amount of $8,000,000 to be dated on or after the Issue Date, between the Company as borrower and the Richard E. Jacobs Revocable Trust as creditor, accruing interest in the amount of 12% until maturity.

Upon consummation of the Pending Acquisitions, each of the promissory notes described in clauses (1) through (7) above shall be assumed by and become an Obligation of the Company and will be subject to the Seller Intercreditor Agreement. Upon consummation of the Pending Acquisitions, each of the promissory notes described in clauses (8) and (9) above shall be subject to the Jacobs Subordination and Intercreditor Agreement.

              "Acquired Pending Acquisitions Indebtedness" means, collectively, the Acquired Black Hawk Indebtedness, the Acquired Colonial Holdings Indebtedness and the Acquired Louisiana Properties Indebtedness.

              "Additional Interest" means, at any time, all liquidated damages then owing pursuant to the Registration Rights Agreement.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For the purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have the correlative meanings.

              "After-Acquired Property" means any and all assets or property acquired after the Issue Date including any assets or property acquired by the Company or any Subsidiary Guarantor from a transfer from the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Asset Sale" means:

              (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of
         Section 4.14 and/or Section 5.01 and not by the provisions of Section 4.11; and

              (2) the issuance of Capital Stock in any of the Company's Restricted Subsidiaries or the sale of Capital Stock in any of its Subsidiaries.

              Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

              (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $500,000;

              (2) a transfer of assets solely between or among the Company and its Wholly Owned Restricted Subsidiaries that are Subsidiary Guarantors; provided that such assets (to the extent constituting Collateral) shall remain subject to the Lien of the Collateral Documents;

              (3) an issuance of Capital Stock by a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor to the Company or to another Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor; provided that such Capital Stock shall constitute After-Acquired Property and shall be made subject to the Lien of the Collateral Documents in accordance with the provisions of this Indenture;

              (4) the sale or lease of equipment, accounts receivable or other assets in the ordinary course of business;

              (5) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business; and

          (6) a Restricted Payment or Permitted Investment that is permitted by Sec- tion 4.07.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the Obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Bankruptcy Code" means Title 11, U.S. Code or any similar federal or state law for relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

          "Black Hawk Gaming" means Black Hawk Gaming & Development Company, Inc., a Colorado corporation.

          "Black Hawk Permitted Liens" means the Liens securing the Acquired Black Hawk Indebtedness to the extent and in the manner such Liens exist on the Issue Date.

          "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Board Resolution" means a resolution duly adopted by the Board of Directors and certified by an Officers' Certificate.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

and, in the case of each of the foregoing, all warrants, options or rights to acquire the foregoing.

     "Cash Equivalents" means:


     (1) United States dollars;


     (2) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;

     (4) repurchase Obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper maturing within six months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Certificated Notes" means one or more certificated Notes in registered form.

     "Change of Control" means the occurrence of any of the following:

     (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than the Principals and Related Parties, becomes the Benefi-
     cial Owner of more than 33 1/3% of the total voting power of the Company's Voting Stock, and the Principals and Related Parties Beneficially Own, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Principals and Related Parties;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company;


          (4) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the surviving corporation immediately after such consolidation or merger; or

          (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.


          "Clearstream" means Clearstream Banking, anonyme.


          "Code" means the Internal Revenue Code, as amended.

          "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Collateral Documents including the Liens, if any, required to be granted pursuant to Section 10.01 and otherwise required pursuant to the other provisions of this Indenture.

          "Collateral Account" means the collateral account established pursuant to Section 11.01 of this Indenture.

          "Collateral Documents" means, collectively, the Mortgages, the Escrow Agreement, the Security Agreement, the Intercreditor Agreements and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any security interests or Liens in favor of the Trustee on behalf of itself and the Holders (whether directly or by assignment) in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

          "Colonial" means Colonial Holdings, Inc., a Virginia corporation.

          "Colonial Downs" means Colonial Downs L.P., a Virginia limited partnership.

          "Colonial Holdings Permitted Liens" means the Liens securing the Indebtedness described in clause (2) of the definition of "Acquired Colonial Holdings Indebtedness," to the extent and in the manner such Liens exist on the Issue Date.

          "Commission" means the Securities and Exchange Commission.

          "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including, without limitation, any Tax Distributions taken into account in calculating Consolidated Net Income), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) without duplication of any items described above, to the extent such amounts were deducted in computing Consolidated Net Income, the costs and expenses of the Company incurred in connection with (i) the consummation of the issuance and sale of the Notes to the Initial Purchasers and (ii) the consummation of the Pending Acquisitions; minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded;

          (5) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

          (6) extraordinary gains and losses shall be excluded; and

          (7) in the case of any Person that is a Flow Through Entity during such period, an amount equal to the maximum amount of Tax Distributions made or which may be made to the holders of Capital Stock of such Person in respect of the net taxable income allocated by such Person to such holders for such period shall be included as though such amounts had been paid as income taxes directly by the Company.

          "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

          "Contested Collateral Lien Conditions" shall mean, with respect to any Permitted Lien of the type described in clauses (1), (2) and (6) of the definition of "Permitted Liens", the following conditions:

          (1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

          (2) at the option and upon request of the Trustee, the Company or any Subsidiary Guarantor, as applicable, shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee's reasonable estimate of all interest and penalties related thereto; and

          (3) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Collateral Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Collateral Documents.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the Issue Date; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Agreement" means (a) any credit agreement, dated on or after the Issue Date, by and among the Company, one or more of its Subsidiaries and the financial institutions acting as lenders and/or agents thereunder (including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) and (b) any amendment, modification, supplement, refunding, refinancing or replacement thereof) that has terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, in each case, that does not permit the Company and such Subsidiaries to incur Indebtedness in an aggregate principal amount at any time outstanding in excess of $10,000,000.

               "Credit Agreement Collateral" means all of the real property owned or leased by the Company or a Subsidiary on which The Lodge Casino at Black Hawk and the Gilpin Hotel Casino in Black Hawk, Colorado is located, together with all easements, right, title and interest (including, without limitation, fee and leasehold estates) of the Company and the Subsidiaries in and to any and all parcels of real property, together with all easements, hereditaments and appurtenances relating thereto, and all other improvements, accessions, alterations, replacements and repairs thereto and all leases and rents and other income, issues or profits derived from the foregoing interests and all right, title and interest of the Company and the Subsidiaries in and to any and all equipment, machinery, furniture, furnishings and fixtures, together with all additions, accessions, improvements, alterations, replacements and repairs thereto.

               "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in this Indenture as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

               "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

               "Equipment" shall have the meaning given to such term in the Security Agreement.

               "Equity Offering" means any public offering or private sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to which the Company receives net proceeds of at least $10,000,000.

               "Escrow Account" means the escrow account created pursuant to the Escrow Agreement.

               "Escrow Agreement" means the Escrow and Pledge Agreement dated as of the Issue Date among the Company, Wells Fargo Bank Minnesota, National Association, as Securities Intermediary, and the Trustee, as the same may be amended from time to time.

               "Escrow Collateral" means the Collateral as such term is defined in the Escrow Agreement.

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

               (1)  any loss, destruction or damage of such property or asset;

               (2) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

               (3) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

               (4)  any settlement in lieu of clauses (2) or (3) above.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Notes" means the Notes issued in the Exchange Offer.

               "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Notes for the Exchange Notes.

               "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

               "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors delivered to the Trustee except (a) any determination of Fair Market Value made with respect to any parcel of real property and related fixtures shall be made by an Independent Appraiser and (b) as otherwise indicated in this Indenture, the Collateral Documents or the Intercreditor Agreements.

               "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

               In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

               (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

               (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

               (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposedof prior to the Calculation Date, shall be excluded, but only to the extent that the Obligations giving rise to such Fixed Charges shall not be Obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

               "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

               (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

               (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus


               (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Per-son or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

               (4) the amount of all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

               "Flow Through Entity" means an entity that:

               (1)  for Federal income tax purposes constitutes

                    (a) an "S corporation", as defined in Section 1361(a) of the Code,

                    (b)  a "qualified subchapter S subsidiary", as defined in
               Section 1361(b)(3)(B) of the Code,

                    (c) a "partnership", within the meaning of Section 7701(a)(2) of the Code, other than a "publicly traded partnership", as defined in Section 7704 of the Code, or

                    (d) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service; and

               (2) for state and local jurisdictions in respect of which Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

               "Gameco Acquisition" means Gameco Acquisition, Inc., a Virginia corporation.

               "Gaming Authorities" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the gaming commission and any other agency with authority to regulate any gaming operation or proposed gaming operation owned, managed or operated by the Company or any of its Restricted Subsidiaries.

               "Gaming Law" means any gaming laws or regulations of any jurisdictions to which the Company or any of its Subsidiaries is or may at any time after the Issue Date be subject.

               "Gaming Licenses" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Restricted Subsidiaries conducts business, and all applicable liquor licenses.

               "Government Securities" means direct Obligations of, or obligations Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged and which are not callable or redeemable at the option of the issuer thereof.

               "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

               "Guarantors" or " Subsidiary Guarantor" means each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with this Indenture and their respective successors and assigns.

               "Hedging Obligations" means, with respect to any specified Person, the Obligations of such Person under:

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

               (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

               "Holder" means a Person in whose name a Note is registered on the Registrar's books.

               "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

               (1)  in respect of borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3)  in respect of banker's acceptances;

               (4)  representing Capital Lease Obligations;

               (5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

               (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (ii) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, and (iii) all Disqualified Stock issued by such Person with the amount of such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

               The amount of any Indebtedness outstanding as of any date shall be:

               (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

               (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

               "Indenture" means this Indenture, as amended, supplemented or otherwise modified in accordance with the terms hereof from time to time.

               "Independent Appraiser" means a person who in the course of its business appraises property and (1) where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated, (2) who does not have a direct or indirect financial interest in the Company and (3) who, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the tasks for which it is engaged.

               "Initial Purchasers" means CIBC World Markets Corp. and Libra Securities, LLC, as initial purchasers of the Notes.

               "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

               "Insurance Certificate" shall mean a certificate evidencing the insurance requirements (i) in substantially the form commonly known as "ACORD 27" that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the insurance policies, (B) provides an unequivocal obligation to give notice in advance to additional interest parties of termination and notification in advance of changes and (C) purports to convey all the privileges of the insurance policies to the certificate holders and (ii) that otherwise complies with the requirements with respect thereto set forth in Section 4.19.

              "Intellectual Property" means "Intellectual Property Collateral" as defined in the Security Agreement.

              "Intercreditor Agreements" means, collectively, the Jacobs Subordination and Intercreditor Agreement, the Seller Intercreditor Agreement and the Senior Intercreditor Agreement.

              "Interest Payment Date" means each February 1 and August 1, commencing August 1, 2002.

              "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other Obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Wholly Owned Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of
Section 4.07.

              "Issue Date" means February 8, 2002.

              "Jacobs Subordinated Louisiana Properties Notes" means the notes referred to in clauses (8) and (9) of the definition of "Acquired Louisiana Properties Indebtedness", as the same may be amended or otherwise modified from time to time in accordance with the terms hereof and the Jacobs Subordination and Intercreditor Agreement.

              "Jacobs Subordination and Intercreditor Agreement" means the intercreditor agreement substantially in the form of Exhibit G hereto among
                                                     ---------
Jeffrey P. Jacobs and the Richard E. Jacobs Revocable Trust in their capacities as holders of the Jacobs Subordinated Louisiana Property Notes and the Trustee, in its capacity as such and on behalf of the Holders, and acknowledged by the Company and the Subsidiaries that are parties to the Jacobs Subordinated Louisiana Properties Notes, as such is amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

              "Letter of Credit" means an irrevocable letter of credit issued on behalf of the Company to and for the benefit of the Trustee.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction. "Louisiana Properties Notes" means, collectively, the Jacobs Subordinated Louisiana Properties Notes and the Louisiana Properties Seller Notes.

              "Louisiana Properties Permitted Junior Liens" means the Liens securing the Indebtedness described in clauses (1) through (7) inclusive of the definition of "Acquired Louisiana Properties Indebtedness", to the extent and in the manner such Liens exist on the Issue Date (except in the case of clause (7) which shall be to the extent and in the manner such Liens exist on the date such Indebtedness is incurred), which Liens are junior in right of and subject to the prior rights of the Lien securing the Notes in the manner provided for in the Seller Intercreditor Agreement.

              "Louisiana Properties Seller Notes" means the notes referred to in clauses (1) through (7) inclusive of the definition of "Acquired Louisiana Properties Indebtedness", as the same may be amended or otherwise modified from time to time in accordance with the terms hereof and the Seller Intercreditor Agreement.

              "Maturity Date" means February 1, 2009.

              "Moody's" means Moody's Investors Service, Inc., or any successor thereto.


              "Mortgage" means each mortgage, leasehold mortgage, deed of trust or leasehold deed of trust, as applicable, substantially in the form of Exhibit F-1, F-2, F-3 or F-4, attached hereto (including such changes to such form as may be necessary or desirable to conform to applicable local laws or customs regarding property in the jurisdiction where such instrument is to be recorded) as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

              "Mortgaged Louisiana Property" means the property and assets secured by the Louisiana Properties Permitted Junior Liens.


              "Mortgaged Property" means each Real Property encumbered by a Mortgage.

              "Net Income" means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends to the extent such Preferred Stock dividends do not reduce net income as determined in accordance with GAAP.

              "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any Subsidiary Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Prior Lien (including, without limitation, any Permitted Lien which is a Prior Lien) on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

              "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, and any relocation expenses incurred as a result thereof, and taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Prior Lien (including, without limitation, any Permitted Lien that is a Prior Lien) on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

              "Non-Guarantor Restricted Subsidiary" means each of Colonial Holdings, Inc., Stansley Racing Corp., Colonial Downs and Colonial Management, Inc., and each of their respective Subsidiaries to the extent not otherwise required to be a Subsidiary
Guarantor under this Indenture.


              "Non-Recourse Indebtedness" means Indebtedness:

              (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

              (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

              (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

              "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

              "Note Registrar" means the Trustee, as security registrar, together with any successor of the Trustee, in such capacity.

              "Notes" means the 117/8% Senior Secured Notes due 2009 to be issued by the Company, and any Additional Notes and, following the Exchange Offer, any Exchange Notes or Private Exchange Notes issued in accordance with the terms of the Registration Rights Agreement.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Offering" means the offering of the Notes by the Company on the Issue Date.

              "Offering Memorandum" means the Company's offering memorandum dated Febru-ary 1, 2002, as supplemented, relating to the Offering of the Notes.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed on behalf of the Company or any Subsidiary by two Officers of the Company or such Subsidiary, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or such Subsidiary, as applicable, that meets the requirements of
Section 13.05 hereof.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

              "Participant" means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

              "Pending Acquisitions" means:


              (1) the acquisition of Black Hawk Gaming pursuant to the Agreement and Plan of Merger, dated as of April 25, 2001, as amended on November 12, 2001, among Black Hawk Gaming, the Company and BH Acquisition Inc., a Colorado corporation;

              (2) the acquisition of Diversified Opportunities Group Ltd. and its Subsidiaries which Subsidiaries collectively own and operate the Louisiana truck plaza video gaming properties (including, without limitation, Raceland Truck Plaza and Casino, L.L.C.) described in the

          Offering Memorandum pursuant to an Exchange Agreement to be dated on or after the Issue Date, among the Company, Jeffrey P. Jacobs and the Richard E. Jacobs Revocable Trust; and

               (3) the acquisition of Colonial pursuant to the Agreement and Plan of Merger, dated as of June 11, 2001 as amended on November 16, 2001, among Colonial, the Company and Gameco Acquisition, Inc., a Virginia corporation.

               "Permitted Business" means the ownership and operation of one or more gaming or pari-mutuel businesses, including without limitation, casinos, hotels, racetracks and video poker truck stops, in the United States of America. "Permitted Investments" means:

               (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor;

               (2) any Investment in Cash Equivalents;

               (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

                   (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Subsidiary Guarantor; or

                   (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor;

               (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

               (5) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company; and

               (6) Hedging Obligations.

               "Permitted Liens" means:

               (1) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (2) Liens in respect of property of the Company or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole, (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (3) (a) Liens on property and assets of the Company existing on the Issue Date other than Liens of third parties on the Collateral and (b) upon consummation of the Pending Acquisitions, the Louisiana Properties Permitted Junior Liens, the Black Hawk Permitted Liens and the Colonial Holdings Permitted Liens;

          (4) easements, rights-of-way, restrictions (including zoning restrictions), cove- nants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not
     (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Company or any Restricted Subsidiary at such real property;

          (5) Liens arising out of judgments or awards not resulting in a Default and in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the Fair Market Value of any property subject to such Liens) does not exceed $5,000,000 at any time outstanding;

          (6) Liens (other than any Lien imposed by the United States Employee Retirement Income Security Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of Obligations for the payment of borrowed money) or
     (iii) arising
     by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions; provided, further that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $1,000,000 in the aggregate;

          (7) leases with respect to the assets or properties of the Company or any Restricted Subsidiary or its respective Subsidiaries, in each case entered into in the ordinary course of the Company or any Restricted Subsidiary business so long as such leases are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

          (8) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary;

          (9) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to Section 4.08; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

          (10) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (11) other than in connection with the Pending Acquisitions, Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof) in accordance with the provisions of this Indenture; provided that such Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

          (12) Liens (other than with respect to the property or assets constituting Collateral) incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $2,000,000 at any time outstanding;

          (13) Liens securing Obligations under this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

          (14) Liens securing Acquired Debt (and any Permitted Refinancing Indebtedness which refinances such Acquired Debt) incurred in accordance with Section 4.08; provided that (a) such Liens secured the Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and (b) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary;

          (15) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes, granted by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

          (16) Liens arising under applicable Gaming Laws, provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

          (17) Liens in favor of the Company of any Subsidiary Guarantor provided that such Liens shall be subject to the Lien of the Collateral Documents; and

          (18) Liens on the Credit Agreement Collateral securing the Company's or any Restricted Subsidiary's Obligations under the Credit Agreement; provided, that the Company and its Subsidiaries shall have granted a Lien in favor of the Trustee on all assets securing such Credit Agreement as provided for in this Indenture and the Senior Intercreditor Agreement;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Capital Stock, intercompany notes or other securities constituting Collateral.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to ex-tend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refi-nancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Pledgor" means each of the Company and the Restricted Subsidiaries party to any of the Collateral Documents executed on the date hereof and each other party that becomes a pledgor, mortgagor, transferor or assignor under any Collateral Document.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Premier One Development" means Premier One Development Company, an Ohio corporation, and its successors and assigns.

                  "Presumed Tax Rate", for any holder of Capital Stock of the Company or any Subsidiary Guarantor with respect to any period, means (i) with respect to the excess, if any, of ordinary income over ordinary loss (as determined for U.S. federal income tax purposes and, for this purpose, including items taxable at the same rate as ordinary income, such as net short-term capital gain) allocated to such holder for such period, the sum of the maximum marginal individual (or corporate, if such holder is taxed as a corporation) U.S. federal, state and local income tax rates applicable to such in-come taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes, and (ii) with respect to the net capital gain (as determined for U.S. federal income tax purposes) allocated to such holder for such period, the sum of the maximum marginal individual (or corporate, if such holder is a corporation) U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes. For purposes of this definition of "Presumed Tax Rate", the maximum marginal individual (or corporate, if applicable) U.S. federal, state or local income tax rate for each holder of Capital Stock shall be the highest such marginal individual (or corporate, if applicable) U.S. federal, state or local income tax rate applicable to any holder of Capital Stock.

                  "Principals" means Jeffrey P. Jacobs and Richard E. Jacobs.

                  "Prior Lien" shall have the meaning assigned to such term in the applicable Collateral Documents.

                  "Private Exchange" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Notes for Private Exchange Notes.

                  "Private Exchange Notes" means the Notes issued in the Private Exchange.

                  "Prudent Operator" has the meaning set forth in the applicable Collateral Document.

                  "Purchase Money Obligations" of any Person means any Obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

                  "QIB" means a Qualified Institutional Buyer.

                  "QIB" or "Qualified Institutional Buyer" shall have the meaning ascribed to "qualified institutional buyer" in Rule 144A promulgated under the Securities Act.

                  "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

                  "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the January 15 and July 15 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantor and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time relating to, among other things, a registered exchange offer relating to the Notes.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Related Party" means:

                  (1) any parent, spouse, sibling or lineal descendant of any Principal; or


                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "S&P" means Standard & Poor's Ratings Services, or any successor thereto.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means each security agreement substantially in the form of Exhibit E attached hereto, as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "Seller Intercreditor Agreement" means the intercreditor agreement between the holders of the Louisiana Properties Seller Notes and the Trustee, in its capacity as such and on behalf of the Holders, and acknowledged by the Company and the Subsidiaries that are parties to the Louisi-ana Properties Notes, as such is amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

                  "Senior Intercreditor Agreement" means the intercreditor agreement between the Trustee, on behalf of the Holders and one or more lenders, substantially in the form attached hereto as Exhibit I, which may be entered into after the Issue Date in accordance with Section 7.01(f) hereof, including any amended or supplemented agreement or any replacement or substitute agreement, in each case, substantially in the form of Exhibit I attached hereto.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "Survey" means a survey of any parcel of Real Property (and all improvements thereon):

                  (1) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such Real Property is located;


                  (2) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery);

          (3) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages; and

          (4) complying in all respects with the minimum detail requirements of the Ameri-can Land Title Association, or local or foreign equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

          "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. (S) 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

          "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

          "TIA" means Trust Indenture Act 1939 U.S.C. (S)(S) 77aaa-77bbbb) as amended and as in effect on the date on which this Indenture is qualified under the TIA.

          "Trust Monies" means all cash and Cash Equivalents received by the
Trustee:

          (1) upon the release of Collateral from the Lien of this Indenture or the Collateral Documents, including all Net Proceeds and Net Loss Proceeds and all monies received in respect of the principal of all purchase money, governmental and other Obligations;

          (2)  pursuant to the Collateral Documents;

          (3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise; or

          (4) for application as provided in the relevant provisions of this Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in this Indenture or in any Collateral Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer or Asset Sale Offer.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof and as it may hereafter be in effect from time to time in the relevant states.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution of the Board of Directors, but only to the extent that such
Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Indebtedness;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect Obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and


          (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.   Other Definitions.
                -----------------
                                                                      Defined in
                      Term                                            Section
                      ----                                            ----------

                      "Additional Notes" ..........................     2.02
                      "Affiliate Transaction" .....................     4.24
                      "Agent Member" ..............................     2.15
                      "Asset Sale Offer" ..........................     4.11
                      "Asset Sale Offer Payment Date" .............     4.11
                      "Asset Sale Offer Trigger Date" .............     4.11
                      "Authentication Order" ......................     2.02
                      "Bankruptcy Law" ............................     6.01
                      "Benefited Party" ...........................    12.01
                      "Change of Control Offer" ...................     4.14
                      "Change of Control Purchase Price" ..........     4.14
                      "Change of Control Payment Date" ............     4.14
                      "Company Notice" ............................    10.05
                      "Company Obligations" .......................     4.01
                      "Covenant Defeasance" .......................     8.04
                      "Custodian" .................................     6.01
                      "Event of Default" ..........................     6.01
                      "Event of Loss Offer" .......................     4.16
                      "Event of Loss Offer Trigger Date" ..........     4.16
                      "Excess Loss Proceeds" ......................     4.16
                      "Excess Loss Proceeds Payment Date" .........     4.16
                      "Excess Proceeds" ...........................     4.11
                      "Gaming Redemption" .........................     3.10
                      "Global Note" ...............................     2.01
                      "Global Note Legend" ........................     2.17
                      "Guarantee Obligations" .....................    12.01
                      "incur" .....................................     4.08
                      "Legal Defeasance" ..........................     8.03
                      "Net Offering Proceeds" .....................     4.23
                      "Paying Agent" ..............................     2.03
                      "Payment Default" ...........................     6.01

                                                                      Defined in
                    Term                                              Section
                    ----                                              ----------

                    "Permitted Indebtedness" ......................       4.08
                    "Private Placement Legend" ....................       2.17
                    "Registrar" ...................................       2.03
                    "Regulation S Global Notes" ...................       2.01
                    "Released Collateral" .........................      10.05
                    "Released Trust Monies" .......................      11.04
                    "Replacement Assets" ..........................       4.11
                    "Resale Restriction Termination Date" .........       2.16
                    "Restricted Payments" .........................       4.07
                    "Rule 144A Global Notes" ......................       2.01
                    "Special Redemption" ..........................       3.09
                    "Subject Property" ............................       4.16
                    "Surviving Entity" ............................       5.01
                    "Surviving Guarantor Entity" ..................      12.03
                    "Tax Distribution" ............................       4.07
                    "Valuation Date" ..............................      10.05

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.    Rules of Construction.
                 ---------------------

            Unless the context otherwise requires:

            (1)    a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)    "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5)    provisions apply to successive events and transactions;

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

            (7) reference to "subject to the terms of the Senior Intercreditor Agreement" or words of similar meaning shall have effect if the Senior Intercreditor Agreement is then in effect.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.    Form and Dating.
                 ---------------

            (a)    General. The Notes and the Trustee's certificate of
                   -------
authentication shall be substantially in the form of Exhibit A hereto. The Notes
                                                     ---------
may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b)    Global Notes. The Notes shall be issued initially in the form
                   ------------
of two or more permanent global Notes (the "Global Notes"). Notes offered and
                                            ------------
sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Note") and (ii) in offshore
         ---------       ---------------------
transactions
in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"). Global Notes shall be
   ---------       ------------------------
substantially in the form of Exhibit A attached hereto (including the Global
                             ---------
Note Legend). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend). Each Global
   ---------
Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

            (c)  Euroclear and Clearstream Procedures Applicable. provisions of
                 -----------------------------------------------
the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euro-clear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clear-stream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication.
              ----------------------------

            One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount of $125,000,000. Subject to compliance with Section 4.08, the Trustee may authenticate Notes thereafter for issuance upon an Authentication Order in an aggregate principal amount as specified by such Authentication Order (the "Additional Notes"). The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. In addition, upon receipt of an Authentication Order, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed the principal amount of the then outstanding Notes for issuance in exchange for all Notes previously issued pursuant to an Exchange Offer registered under the Securities Act or pursuant to a Private Exchange. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentic a-tion by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. Registrar and Paying Agent.
              --------------------------

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04.    Paying Agent to Hold Money in Trust.
                 -----------------------------------

             The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.    Holder Lists.
                 ------------

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA (S) 312(a).

SECTION 2.06.    Transfer and Exchange.
                 ---------------------

             Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.11, 4.14 or 8.07, in which event the Company shall be responsible for the payment of such taxes).

             The Company shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

             Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

SECTION 2.07.    Replacement Notes.
                 -----------------

             If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

             Every replacement Note is an additional Obligation of the Company.

SECTION 2.08.    Outstanding Notes.
                 -----------------

             Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

             If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

             If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    Treasury Notes.
                 --------------

             In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.    Temporary Notes.
                 ---------------

             Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of an Authentication Order pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11.    Cancellation.
                 ------------

             The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.    Defaulted Interest.
                 ------------------

             The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

             If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

             Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.    Deposit of Monies.
                 -----------------

             Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

SECTION 2.14.    CUSIP Number.
                 ------------

             The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15.    Book-Entry Provisions for Global Notes.
                 --------------------------------------

             (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17.

             Members of, or Participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

             (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

             (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

             (d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

             (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.    Registration of Transfers and Exchanges.
                 ---------------------------------------

             (a)    Transfer and Exchange of Certificated Notes.  When
                    -------------------------------------------
Certificated Notes are presented to the Registrar or co-Registrar with a request:

             (i)    to register the transfer of the Certificated Notes; or

             (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

             (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

             (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                    (A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit B hereto); or
                                           ---------

                    (B) if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit
                                                                        -------
             B hereto); or
             -
                    (C) if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a
                                                  ---------
             transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or
                         ---------

                    (D) if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit B hereto),
                                                       ---------
             certificates of the transferee in substantially the form of Exhibit
                                                                         -------
             C and, at the option of the Company, an Opinion of Counsel
             -
             reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (E) if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit B
                                                                       ---------
             hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (F) if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company,
                            ---------
             an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

             (b)    Restrictions on Transfer of a Certificated Note for a
                    -----------------------------------------------------
Beneficial Interest in a Global Note. A Certificated Note may not be exchanged
------------------------------------
for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

             (A) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit B hereto, that such
                                                    ---------
        Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto and, at the option of the Company, an Opinion
                ---------
        of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and

             (B) written instructions from the Holder thereof directing the Registrar or Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate such a Global
Note in the appropriate principal amount.

             (c)    Transfer and Exchange of Global Notes.  The transfer and
                    -------------------------------------
exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Rule 144A Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with
Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

             (d)    Transfer of a Beneficial Interest in a Global Note for a
                    --------------------------------------------------------
Certificated Note. (i) Any Person having a beneficial interest in a Global Note
-----------------
may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

             (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit B hereto); or
           ---------

             (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit B
                                                                   ---------
        hereto); or

             (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor
                                      ---------
        certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or
        ---------

             (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification
        (substantially in the form of Exhibit B hereto), a certificate of the
                                      ---------
        transferee in substantially the form of Exhibit C and, at the option of
                                                ---------
        the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

             (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and, at the
                                                  ---------
        option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

             (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion
                ---------
        of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

             (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

             (e)    Restrictions on Transfer and Exchange of Global Notes.
                    -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

             (f)    Private Placement Legend. Upon the transfer, exchange or
                    ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

             (g)    General. By its acceptance of any Note bearing the Private
                    -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

             The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

             The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to in-spect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.    Restrictive Legends.
                 -------------------

             Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Company and the Holder thereof:

             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUB-PARAGRAPH 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS
        NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE

        TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

             Each Global Note shall also bear the following legend (the "Global Note Legend"):

             THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

             TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee.
                 ------------------

             If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the amount of any interest (including any Additional Interest) and (v) the redemption price.

             In the event of a Special Redemption or Gaming Redemption, the Company shall notify the Trustee as soon as practicable but in any event before notice of the Special Redemption or Gaming Redemption, as the case may be, is to be mailed to any Holder (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02.    Selection of Notes to Be Redeemed.
                 ---------------------------------

             If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal na-tional securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that if a partial redemption is made with the proceeds of any Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

             The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    Notice of Redemption.
                 --------------------

             At least 30 days but not more than 60 days before a Redemption Date (other than in connection with a Special Redemption or Gaming Redemption), the Company shall mail or cause to be mailed, by first class mail, an unconditional notice of redemption to each Holder (or the affected Holder in the case of a Gaming Redemption) whose Notes are to be redeemed at its registered address.

             In the event of a Special Redemption, notice of redemption shall be given at least 5 days before a Special Redemption by first class mail to each Holder as such Holder's address appears in the Note Register. In the event of a Gaming Redemption, notice of redemption shall be given in accordance with
Section 3.10.

             The notice shall identify the Notes to be redeemed and shall state:

             (a)    the Redemption Date;


             (b) the redemption price and the amount of interest (including Additional Interest), if any;

             (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

             (d)    the name and address of the Paying Agent;


             (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

               (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and


               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or 5 days prior to (y) the Special Redemption Date, in the case of a Special Redemption, and (z) the date of any Gaming Redemption, in the case of a Gaming Redemption), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.   Effect of Notice of Redemption.
                ------------------------------

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   Deposit of Redemption Price.
                ---------------------------

               At least one Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 2.12 hereof.

SECTION 3.06.   Notes Redeemed in Part.
                ----------------------

               Upon surrender of a Note that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writ-

ing), the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.    Optional Redemption.
                 -------------------

               (a) At any time prior to February 1, 2005, the Company may on one occasion redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, with the net cash proceeds of any Equity Offering; provided that:

               (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

               (2) the redemption must occur within 45 days after the date of the closing of such Equity Offering.


               (b) After February 1, 2006, the Company may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on February 1 of the years indicated below:

                  Year                             Percentage

                  2006 .........................    105.938%
                  2007 .........................    102.969%
                  2008 .........................    100.000%

SECTION 3.08.    No Mandatory Redemption.
                 -----------------------

               Other than as set forth in Sections 3.09 and 3.10 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.    Special Mandatory Redemption.
                 ----------------------------

               On the earliest to occur of (a) March 20, 2002, if the Pending Acquisitions shall not have been consummated on or prior to such date, (b) the date of termination of any of the agreements relating to the Pending Acquisitions or (c) the determination by the Company that any of the Pending Acquisitions are likely not to be able to be consummated in a manner consistent in all material respects with the description of such transactions contained in the Offering Memorandum, the Company shall redeem all of the Outstanding Notes; provided that (1) in the case of clause (a) above, such redemption shall occur no later than April 1, 2002, (2) in the case of clause (b) above, such redemption shall occur within 10 days after the termination of any such agreement and (3) in the case of clause (c) above, such redemption shall occur within 10 days after the date of the Company's determination. The redemption price, in each case, shall be at a price equal to 97.12% of the principal amount thereof together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption. A redemption of the Notes pursuant to this Section 3.09 is herein referred to as a "Special Redemption."

SECTION 3.10.   Mandatory Disposition in Accordance with Gaming Laws.
                ----------------------------------------------------

               If any Gaming Authority requires that a Holder or beneficial owner of Notes be i- l censed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option, (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (x) the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, and (y) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority. The Company shall notify the Trustee in writing of any redemption pursuant to this Section 3.10 as soon as practicable. A redemption of the Notes pursuant to this Section 3.10 is herein referred to as a "Gaming Redemption."

               Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes shall not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes; or (ii) to receive any interest, dividend, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company, the Subsidiary Guarantors or the Trustee.

               The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   Payment of Notes.
                ----------------

               The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company's Obligations under the Notes, this Indenture, the Registration Rights Agreement and the Collateral Documents are referred to herein as the "Company Obligations."

SECTION 4.02.   Maintenance of Office or Agency.
                -------------------------------

               The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03.   Reports.
                -------

               (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders, within the time periods specified in the Commission's rules and regulations,

               (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants,

               (ii) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the consolidated quarterly and annual financial information required by subsection (i) shall include a reasonably detailed presentation, either on the face of the financial statements or
                                      -50-
          in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company's Unrestricted Subsidiaries as required by the rules and regulations of the Commission, and

               (iii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

               (b) In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all information and reports referred to in clause
(a) with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S)314(a).

               (c) For so long as any Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

               (d) Delivery of the reports, information and other documents set forth in this Section 4.03 to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and other documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under this Indenture.

SECTION 4.04. Compliance Certificate.
              ----------------------

               (a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its Obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

             (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  Taxes.
               -----

             The Company shall pay or discharge or shall cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (1) all material Taxes levied or imposed upon the Company or any of its Subsidiaries or upon its or any of its Subsidiaries' income, profits or property and (2) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that, subject to the terms of the applicable Collateral Documents, neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP. The Company and each of its Subsidiaries shall prepare and timely file with the appropriate governmental agencies all Tax Returns required to be filed for any period (or portion thereof), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or such Subsidiary, and each such Tax Return shall be complete and accurate in all material respects.

SECTION 4.06.  Stay, Extension and Usury Laws.
               ------------------------------

             The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  Restricted Payments.
               -------------------

            (a) The Company shall not, and shall not permit any of its Restricted Subsidia ries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such (other than (x) dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company or (y) dividends or distributions payable to the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor);

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any unsecured Indebtedness that is pari passu in right of payment with the Notes or the Subsidiary Guarantees or any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

            (4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a); and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) and (5) of clause (b) below), is less than the sum, without duplication, of:

                (a) 50% of the Consolidated Net Income of the Company for the
            period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                (b) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus

                (d)   $2,000,000.

            (b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;


            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or any unsecured pari passu Indebtedness of the Company or Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of subsection (a) above;

            (3) the defeasance, redemption, repurchase or other acquisition of unsecured pari passu Indebtedness or subordinated Indebtedness of the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management (excluding the Principals and Related Parties) pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $500,000 in any 12-month period; and

               (5) with respect to each tax year that the Company qualifies as a Flow Through Entity, the distribution by the Company to the holders of Capital Stock of the Company of an amount equal to the product of (i) the amount of aggregate net taxable income allocated by the Company to the holders of Capital Stock of the Company for such period (computed by netting net losses allocated to the Company for such period against net income allocated to the Company for such period and by reducing such net income by any net losses allocated to the Company in any prior period to the extent such losses (x) have not previously been deducted in determining such holder's tax liability for any prior year and (y) may be used by such holder against such net income) and (ii) the Presumed Tax Rate for such period. The amount distributable under this paragraph (5) shall be adjusted to take into account the effect of alternative minimum tax, if applicable. The distributions described in this paragraph (5) are referred to as "Tax Distributions." The payment of the Tax Distributions is subject to (A) the Company providing an Officers' Certificate and Opinion of Counsel to the effect that the Company and each Subsidiary in respect of which the Tax Distributions are being made qualify as Flow Through Entities for Federal income tax purposes and for the states and localities in respect of which the Tax Distributions are being made, prior to the first payment of Tax Distributions in a calendar year, and (B) at the time of the Tax Distribution, the most recent audited financial statements of the Company provided to the Trustee pursuant to Section 4.03 provide that the Company and each such Subsidiary were treated as Flow Through Entities for the period of the financial statements.

               (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors, whose Board Resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm if the Fair Market Value exceeds $2,000,000. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.  Incurrence of Indebtedness and Issuance of Preferred Stock.
               ----------------------------------------------------------

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of such Indebtedness, the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired
Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional In-debtedness is incurred is at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

                (b) Section 4.08(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):


                (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, less the amount of any such Indebtedness retired with the Net Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or commitments referred to in clause (4) of Section 4.11(b);

                (2) the incurrence by the Company and any Wholly Owned Restricted Subsidiary of Indebtedness represented by Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount or accreted value, as applicable, not to exceed the greater of
         (x) $5,000,000 and (y) 15% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred;

                (3) the incurrence by the Company and its Restricted Subsidiaries of the (a) Existing Indebtedness and (b) Acquired Pending Acquisitions Indebtedness;

                (4) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by $125,000,000 aggregate principal amount of the Notes and the related Subsidiary Guarantees issued on the Issue Date and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

                (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.08(a) or clauses (2),
         (3), (4), (5) or (10) of this subsection (b);

                (6) the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of intercompany Indebtedness solely between or among the Company and any Wholly Owned Restricted Subsidiary; provided, however, that:

                (a) such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

                (b) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a

                       Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Wholly Owned Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; provided that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

                  (8) the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness (other than Non-Recourse Indebtedness of an Unrestricted Subsidiary) of the Company or a Subsidiary Guarantor that was permitted to be incurred by another provision of this Section;

                  (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

                  (10) the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $5,000,000 at any one time outstanding, provided that the amount of Indebtedness incurred pursuant to this clause (10) by Non-Guarantor Restricted Subsidiaries shall not exceed $1,000,000 in the aggregate for all such Non-Guarantor Restricted Subsidiaries at any one time outstanding; and

                  (11) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11).

                  (c) The Company shall not incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

          (d) For purposes of determining compliance with this Section 4.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through
(11) above in section (b), or is entitled to be incurred pursuant to subsection
(a) of this Section 4.08, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, in any manner that complies with this Section.

          (e) Notwithstanding anything in this Indenture to the contrary, neither the Company nor any of its Restricted Subsidiaries shall enter into, incur any Indebtedness under or otherwise become obligated under any Credit Agreement unless prior to or concurrently therewith the Trustee and the agents and lenders under such Credit Agreement shall have entered into the Senior Intercredi-tor Agreement and the Company shall have delivered to the Trustee such Officers' Certificates and Opinions of Counsel in connection therewith as the Trustee shall reasonably require.

SECTION 4.09.  Liens.
               -----

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset now owned or hereafter acquired or on any income or profits therefrom or assign any right to receive income therefrom, except Permitted Liens.

SECTION 4.10.  Dividend and Other Payment Restrictions Affecting Restricted
               ------------------------------------------------------------
               Subsidiaries.
               ------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidia ries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

          (b) The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or re-financings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

                  (2)  this Indenture, the Notes and the Subsidiary Guarantees;

                  (3)  applicable law;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (6) Purchase Money Obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions of the nature described in clause (3) of subsection
         (a) above of this Section 4.10 on the property so acquired;

                  (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being re-financed;

                  (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; and

                  (10) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses.

SECTION 4.11. Asset Sales.
              -----------

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of;

                  (2) such Fair Market Value is determined by the Company's Board of Directors and evidenced by a Board Resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee;

                  (3) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                      (a) any liabilities (as shown on the Company's or such
                  Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                      (b) any securities, notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

                  (4) if such Asset Sale involves the disposition of Collateral, subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, the Company or such Subsidiary has complied with the provisions of Article 10; and

                  (5) if such Asset Sale involves the disposition of Collateral, subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, the Net Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Trustee for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in such Net Proceeds, such property shall be made subject to the Lien of this Indenture and the applicable Collateral Documents.

                  (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) may apply such Net Proceeds to (1) make capital expenditures, (2) the acquisition of all or substantially all of the assets or, or a majority of the Voting Stock of another Permitted Business, (3) the acquisition of other long-term assets in another Permitted Business (each of clauses (1), (2) and (3) above, either individually or in the aggregate, "Replacement Assets"), (4) to the extent that such Asset Sale relates to Credit Agreement Collateral, retire and permanently reduce Indebtedness incurred under the Credit Agreement; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount, and/or
(5) to the extent such Asset Sale relates to assets which constitute collateral securing pari passu Indebtedness incurred in compliance with the terms of this Indenture, to repay such pari passu Indebtedness in accordance with the terms thereof; provided that any Replacement Assets acquired with any Net Proceeds shall be owned by the Company or by the Restricted Subsidiary that made the Asset Sale and shall not be subject to any Liens (and the Company or such Restricted Subsidiary, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for its benefit and for the benefit of the Holders, securing its Obligations under the Notes or its Subsidiary Guarantee, as the case may be, and oth-erwise shall comply with the provisions of this Indenture applicable to After-Acquired Property) other than Permitted Liens.

                  (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." On the first date on which the aggregate amount of Excess Proceeds exceeds $5,000,000 (such date the "Asset Sale Offer Trigger Date"), the Company
                                   -----------------------------
shall make an offer (an "Asset Sale Offer") to all Holders to purchase the
                         ----------------
maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, remaining Excess Proceeds solely to the extent such Excess Proceeds do not arise out of any Asset Sale involving Collateral shall be released to the Company and may be used free and clear of the Lien of the Collateral Documents for general corporate purposes. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of Notes tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  (d) All Net Proceeds of any Collateral shall, pending their application in accordance with this Section 4.11 or the release thereof in accordance with Articles 10 and 11, be deposited in the Collateral Account under this Indenture.

                  (e) If the Company is required to make an Asset Sale Offer, the Company shall mail, within 30 days following the Asset Sale Offer Trigger Date, an unconditional notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 4.11;

                  (2) that such Holders have the right to require the Company to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, and Additional Interest if any, to the date which shall be not later than 60 days from the date such notice is mailed (the "Asset Sale Offer Payment Date");

                  (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (4) that any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to an Asset Sale Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Offer Payment Date;

                  (6) that Holders shall be entitled to withdraw their acceptance of the Asset Sale Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

                  (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (9) the calculations used in determining the amount of Excess Proceeds to be applied to the purchase of such Notes;

                  (10) any other procedures that a Holder must follow to accept an Asset Sale Offer or effect withdrawal of such acceptance; and

                  (11) the name and address of the Paying Agent.

                  On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer,
(2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, and Additional Interest, if any, on the Notes to be purchased or portions thereof, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Offer Payment Date.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.12. Business Activities.
              -------------------

          The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.13. Corporate Existence.
              -------------------

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14. Offer to Repurchase upon Change of Control.
              ------------------------------------------

          (a) If a Change of Control occurs, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") each Holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Additional Interest thereon, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

          (b) Within 10 days of the occurrence of a Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) a Change of Control has occurred, describing the Change of Control transaction and that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered shall be accepted for payment;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered shall continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of the Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

          (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

          (d) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

          (e) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

             (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

             (g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

SECTION 4.15. Limitation on Issuances and Sales of Capital Stock in Wholly Owned Restricted Subsidiaries.
               -----------------------------------------------------------------

             (a) The Company shall not, and shall not permit any of its Restricted Subsidia ries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

             (1) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Restricted Subsidiary; and


             (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.11.

             (b) The Company shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.16.  Events of Loss.
               --------------

             (a) In the event of an Event of Loss, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the "Subject Property"), with no concurrent obligation to offer to purchase any of the Notes; provided, however, that:

             (1) the Company delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in, substantially the same condition as it existed prior to the Event of Loss within 360 days of the Event of Loss; and

             (2) an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement of construction described in clause (1) above.

             (b) Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in subsection (a) of this Section 4.16 shall be deemed "Excess Loss Proceeds." On the first date on which the aggregate amount of Excess Loss Proceeds exceeds $5,000,000 (the "Event of Loss Offer Trigger Date"), the Company shall make an offer (an "Event of Loss Offer") to all Holders to purchase or redeem with the proceeds of Events of Loss the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents; provided that any remaining Net Loss Proceeds shall remain subject to the Lien of the Collateral Documents. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of Notes tendered.

             (c) If the Company is required to make an Event of Loss Offer, the Company shall mail, within 30 days following the Event of Loss Offer Trigger Date, an unconditional notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

             (1) that the Event of Loss Offer is being made pursuant to this
        Section 4.16;

             (2) that such Holders have the right to require the Company to apply the Excess Loss Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the purchase date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "Excess Loss Proceeds Payment Date");

             (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

             (4) that any Notes accepted for payment pursuant to the Event of Loss Offer shall cease to accrue interest after the Excess Loss Proceeds Payment Date;

             (5) that Holders accepting the offer to have their Notes purchased pursuant to an Event of Loss Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Loss Proceeds Payment Date;

             (6) that Holders shall be entitled to withdraw their acceptance of the Event of Loss Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Loss Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

             (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Loss Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

             (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

             (9) the calculations used in determining the amount of Excess Loss Proceeds to be applied to the purchase of such Notes;


             (10) any other procedures that a Holder must follow to accept an Event of Loss Offer or effect withdrawal of such acceptance; and

             (11) the name and address of the Paying Agent.

             On the Excess Loss Proceeds Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Event of Loss Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.16. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Event of Loss Offer on the Excess Loss Proceeds Payment Date.

             (d) Subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, all Net Loss Proceeds shall, pending their application in accordance with this Section 4.16 or the release thereof in accordance with Articles 10 and 11, be deposited in the Collateral Account under this Indenture.

             (e) With respect to any Event of Loss pursuant to clause (4) of the definition of "Event of Loss" that has a Fair Market Value (or replacement cost, if greater) in excess of $5,000,000, the Company (or the affected Subsidiary Guarantor, as the case may be), shall be required to receive consideration (i) at least equal to the Fair Market Value (evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to the Event of Loss and (ii) at least 85% of which is in the form of cash or Cash Equivalents.

             (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the Event of Loss provisions of this Indenture by virtue of such compliance.

SECTION 4.17.  Payments for Consent.
               --------------------

             The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.  Additional Subsidiary Guarantees.
               --------------------------------

             (a) If the Company or any of its Restricted Subsidiaries (other than a Non- Guarantor Restricted Subsidiary) acquires or creates another Subsidiary after the Issue Date, then that newly acquired or created Subsidiary must become a Guarantor and, within ten Business Days of the date on which it was acquired or created (except all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries), execute and deliver to the Trustee (i) a supplemental Indenture, (ii) a joinder to the Security Agreement in the form of Exhibit 3 to the Security Agreement, (iii) an Opinion of Counsel and (iv) all the Collateral Documents and other items required pursuant to Section 10.01 relating to such Subsidiary's assets and property.

             (b) Notwithstanding subsection (a) above, if any Non-Guarantor Restricted Subsidiary, directly or indirectly, provides any Guarantee of or other credit support for any Indebtedness of the Company or any Restricted Subsidiary (other than any other Non-Guarantor Restricted Subsidiary), the Company shall cause such Non-Guarantor Restricted Subsidiary to execute and deliver to the Trustee a supplemental Indenture and, if required by the other provisions of this Indenture, the applic able Collateral Documents and other items required pursuant to Section 10.01 relating to such Non-Guarantor Restricted Subsidiary's assets and property, each in form and substance reasonably satisfactory to the Trustee pursuant to which such Non-Guarantor Restricted Subsidiary shall unconditionally Guarantee all of the Company's Obligations under the Notes on the terms set forth in such supple-mental Indenture and shall grant a security interest in the Collateral on the terms set forth in the Indenture and such Collateral Documents. Notwithstanding that the Company may not be required to do so by the terms of this Section 4.18, the Company may at any time, at its option, designate any Non-Guarantor Restricted Subsidiary as a Subsidiary Guarantor.

SECTION 4.19.   Maintenance of Properties; Insurance, Books and Records.
                -------------------------------------------------------

             (a) Subject to, and in compliance with, the provisions of Article 10 and the provisions of the applicable Collateral Documents, the Company shall cause all material properties used or useful in the conduct of its business or the business of any of the Subsidiary Guarantors to be maintained and kept in operating condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all necessary Equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, that the Company shall not be obligated to make
                      --------
such repairs, renewals, replacements, betterments and improvements that would not result in a material adverse effect on the ability of the Company and the Subsidiary Guarantors to satisfy their obligations under the Notes, the Guarantees, this Indenture and the Collateral Documents.

             (b) The Company shall maintain, and shall cause the Subsidiary Guarantors to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size in the locations which such business is conducted, including property and casualty loss, workers' compensation and interruption of business insurance; provided that, with respect to the Collateral, the Company will, and
---------
will cause the Restricted Subsidiaries to, maintain the following insurance policies and coverages with policy limits and deductibles in such amounts as would be maintained by a Prudent Operator or as the Trustee may otherwise reasonably request:

             (i) physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by such policies, in an amount equal to the full replacement cost of the Mortgaged Property and Equipment,

             (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property (and any other adjoining streets, sidewalks and passageways) and other Collateral covering such matters as are customarily covered by such policies, arising out of or connected with the possession, use, leasing, operation or condition of the Collateral;

             (iii) explosion insurance in respect of any boilers, machinery and similar apparatus located on or comprising the Mortgaged Property and Equipment;

             (iv) if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance;

             (v) worker's compensation insurance as required by the laws of the state where the Collateral is located to protect the Pledgors against claims for injuries sustained in the course of employment at the premises of the Pledgors; and

             (vi) such other types of insurance, against such risks as the Trustee may from time to time reasonably require to the extent such insurance is commercially available at commercially reasonable prices, to the extent secured lenders are requiring borrowers to obtain such insurance in connection with financings of the type contemplated by this Indenture.

             (c) Each insurance policy described in Section 4.19(b) shall provide that:

             (i) it may not be materially modified, reduced, cancelled or otherwise terminated without at least thirty (30) days' prior written notice to the Trustee;

             (ii) the Trustee is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due;

             (iii) all losses thereunder shall be payable notwithstanding any act or negligence of the applicable Pledgor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments;

             (iv)  with respect to the insurance policies described in clauses
      (i), (iii), (iv) and, to the extent applicable, (vi) of Section 4.19(b), all losses payable thereunder shall be payable to the Trustee, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount, at least sufficient to prevent coinsurance liability; and

             (v)   with respect to the insurance policies described in clauses
      (ii) and, to the extent applicable, (vi) of Section 4.19(b), the Trustee shall be named as an additional insured.

             (d) On an annual basis and prior to the expiration of any insurance policy described in Section 4.19(b), the Pledgors shall deliver to the Trustee an insurance policy or policies renewing or extending such expiring insurance policy or policies or renewal or extension Insurance Certificates or other reasonable evidence of renewal or extension providing that the insurance policies are in full force and effect.

             (e) The Pledgors shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with the insurance policies required to be maintained under this Section 4.19 unless the Trustee is included thereon as an additional insured and, if applicable, with loss payable to the Trustee under an endorsement containing the provisions described in
Section 4.19(b). The Pledgors shall immediately notify the Trustee whenever any such separate insurance policy is obtained and shall promptly deliver to the Mortgagee the insurance policy or Insurance Certificate evidencing such insurance.

             (f)   The Pledgors may maintain the coverages required by Section
4.19 under blanket policies covering the Collateral and other locations owned or operated by the Pledgors or an Affiliate of the Pledgors if the terms of such blanket policies otherwise comply with the provisions of

Section 4.19(b) and contain specific coverage allocations in respect of the Premises complying with the provisions of Section 4.19(b).

          (g) If there shall occur any Event of Loss that has a Fair Market Value (or replacement cost, if greater) in excess of $5,000,000, the applicable Pledgor shall promptly send to the Trustee a written notice setting forth the nature and extent of such Event of Loss in accordance with the provisions of
Section 11.02.

          (h) All insurance under this Section will be issued by carriers having an A.M. Best & Company, Inc. rating of A or such other rating as shall be reasonably acceptable to the Trustee, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by the Company after consultation with a reputable insurance broker.

          (i) The Company shall, and shall cause each of its Subsidiary Guarantors to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions of the Company and each of its Subsidiary Guarantors, in accordance with GAAP.

SECTION 4.20. Further Assurances.
              ------------------

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

          (1) carry out more effectively the purposes of the Collateral
     Documents;

          (2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

          (3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

          (b) Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Company shall, and shall cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          (c) At or prior to the release of the Escrow Proceeds in connection with the Pending Acquisitions, the Company shall have caused each of the Jacobs Subordination and Inter-creditor Agreement and the Seller Intercreditor Agreement to have been duly executed and delivered by each of the parties indicated therein and shall have delivered to the Trustee such Officers' Certificates and Opinions of Counsel as the Trustee shall require in connection therewith.

SECTION 4.21.  Impairment of Security Interests.
               --------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, (i) take or omit to take any action with respect to the Collateral that might or would have the result of affecting or impairing the security interest in the Collateral in favor of the Trustee for its benefit and for the benefit of the Holders or (ii) grant to any Person (other than the Trustee for its benefit and for the benefit of the Holders) any interest whatsoever in the Collateral, in each case except as expressly provided for in this Indenture or the Collateral Documents.

SECTION 4.22.  Sale and Leaseback Transactions.
               -------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Subsidiary Guarantor may enter into a Sale and Leaseback Transaction if:

          (1) the Company or such Subsidiary Guarantor could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in Section 4.08(a);

          (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

          (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.11.

SECTION 4.23.  Escrow of Proceeds of Notes on Issue Date.
               -----------------------------------------

          (a) On the Issue Date, the Company shall enter into the Escrow Agreement and deposit (or cause to be deposited) into the Escrow Account the net proceeds from the issuance of the Notes (the "Net Offering Proceeds") and shall provide to the Trustee a Letter of Credit which, when added to the Net Offering Proceeds, equals $123,210,429, which amount represents the maximum amount which may be payable to Holders in connection with the Special Redemption of the Notes pursuant to Section 3.09.

          (b) The Company shall, pursuant to the Escrow Agreement, grant a first priority perfected security interest in the Escrow Collateral to the Trustee for its benefit and the benefit of the Holders, in order to secure all monetary Obligations of the Company under the Notes and any other monetary Obligation, now or hereafter arising, of every kind and nature, owed by the Company under this Indenture to the Holders or to the Trustee for the benefit of the Holders. The Company shall comply with its Obligations under the Escrow Agreement.

          (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Escrow Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

          (d) The release of any Escrow Collateral pursuant to the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

          (e) The Trustee, in its sole discretion and without the consent of the Holders, may take all actions it deems necessary or appropriate in order to
(i) enforce any of the terms of the Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the monetary Obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Escrow Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Escrow Agreement or be prejudicial to the interest of the Holders or of the Trustee).

SECTION 4.24.  Transactions with Affiliates.
               ----------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidia ries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2)  the Company delivers to the Trustee:

               (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.24 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (ii) with respect to any Affiliate Transaction or series of rela ted Affiliate Transactions (x) involving aggregate consideration in excess of $2,000,000 or (y) to which clause (i) above applies and in respect of which there are no disinterested directors, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm.

               (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the immediately preceding paragraph:

               (1) subject to clause (2) of this subsection (b), any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

               (2) any employment, consulting or other similar compensation agreements with the Principals, so long as the annual compensation paid under all such agreements with the Principals by the Company and its Restricted Subsidiaries does not exceed $1,000,000 in the aggregate in any 12-month period;

               (3) transactions solely between or among the Company and/or its Wholly Owned Restricted Subsidiaries that are Subsidiary Guarantors;

               (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

               (5) sales of Capital Stock of the Company (other than Disqualified Stock) to Affiliates of the Company;

               (6) fees paid to Premier One Development for the provision of casino property development advisory services rendered to the Company not to exceed $450,000 in any 12-month period plus an amount equal to the documented out-of-pocket expenses of Premier One Development incurred in connection with rendering such services; and

               (7) Restricted Payments that are permitted by Section 4.07.


SECTION 4.25.  Designation of Restricted and Unrestricted Subsidiaries.
               -------------------------------------------------------

               The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be in compliance with the conditions set forth in the definition of "Unrestricted Subsidiary"; provided that in no event shall any business regulated by any Gaming Authority be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall either reduce the amount available for Restricted Payments under Section 4.07(a) or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine in a manner which complies with the requirements of such covenant or definition, as applicable. That designation shall only be permitted if such Restricted Payment or Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

               Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving ef-fect to such designation and an Officers' Certificate certifying that such designation complied with the conditions set forth in the definition of "Unrestricted Subsidiary" and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the conditions for continued designation as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.08, the Company shall be in Default of such Section 4.08. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                  Upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Restricted Subsidiary (unless such Restricted Subsidiary is a Non-Guarantor Restricted Subsidiary) shall execute a supplemental Indenture to become a Subsidiary Guarantor and shall become a party to all applicable Collateral Documents.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.     Merger, Consolidation or Sale of Assets.
                  ---------------------------------------

                  The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (without giving effect to any property or assets of any Unrestricted Subsidiary), in one or more related transactions, to another Person; unless:

                  (1) either: (a) the Company is the surviving corporation; or
         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the "Surviving Entity");

                  (2) the Surviving Entity (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists;

                  (4) the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

                  (5)      the Surviving Entity:


                           (a) shall have Consolidated Net Worth immediately
                  after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                           (b) shall, on the date of such transaction after
                  giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a);

                  (6) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which maybe perfected by the filing of a financing statement under the UCC of the relevant states;

                  (7) the Collateral owned by or transferred to the Surviving Entity shall:

                           (a) continue to constitute Collateral under this Indenture and the Collateral Documents;

                           (b) be subject to the Lien in favor of the Trustee for its benefit and for the benefit of the Holders, and

                           (c) not be subject to any Lien other than Permitted Liens;

                  (8) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture; and

                  (9) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

    SECTION 5.02.     Successor Corporation Substituted for the Company.
                      -------------------------------------------------

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its the Restricted

Subsidiaries in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company or the Restricted Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the "Restricted Subsidiary" shall refer instead to the successor corporation and not to the Company or the Restricted Subsidiary), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company or the Restricted Subsidiary herein; provided, however, that the predecessor of the Company shall not be relieved from the Obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's or the Restricted Subsidiary assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6


                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

              An "Event of Default" wherever used herein means any one of the following events:

              (1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

              (2) default in payment when due of the principal of or premium, if any, on the Notes;

              (3) failure by the Company or any of its Subsidiaries to comply with the provisions described in Section 4.07, 4.08, 4.11, 4.14 or
          4.16 or in Article 5;

              (4) failure by the Company or any of its Subsidiaries for a period of 30 days after notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other covenants or agreements contained in this Indenture;

              (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

          (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) breach by the Company or any Subsidiary Guarantor of any representation or warranty or agreement in the Collateral Documents, the repudiation by the Company or any Subsidiary Guarantor of any of its obligations under the Collateral Documents or the unenforceability or invalidity of the Collateral Documents against the Company or any Subsidiary Guarantor for any reason;

          (8) any revocation, suspension, expiration without any previous or concurrent renewal, or loss of any Gaming License of the Company or any of its Restricted Subsidiaries for more than 60 days (other than any voluntary relinquishment of a Gaming License if such relinquishment, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company's ability to pay principal and interest on the Notes or materially impair the value of the Collateral);

          (9) the cessation or suspension of any gaming operations of the Company or any of its Restricted Subsidiaries for more than 30 days that, individually or in the aggregate, represent in excess of 5% of the Company's consolidated net revenues for its most recently completed four fiscal quarters for which financial statements are available (other than any voluntary cessation of gaming operations if such cessation, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company's ability to pay principal and interest on the Notes or materially impair the value of the Collateral);

          (10) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (11) any failure to perform or comply with the provisions of Section
     3.09 or 4.23 of this Indenture or the Escrow Agreement;

          (12) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                    (a) commences a voluntary case,

                    (b) consents to the entry of an order for relief against it in an involuntary case,

                    (c) consents to the appointment of a Custodian of it or for all or substan- tially all of its property,

                    (d) makes a general assignment for the benefit of its
               creditors, or

                    (e) generally is not paying its debts as they become due; or

               (13) a court of competent jurisdiction enters an order or decree under any Bank- ruptcy Law that:

                    (a) is for relief against the Company or any Restricted
               Subsidiary in an in- voluntary case,

                    (b) appoints a Custodian of the Company or any Restricted
               Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

                    (c) orders the liquidation of the Company or any Restricted
               Subsidiary,

          and the order or decree remains unstayed and in effect for 60 consecutive days.

               The term "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.  Acceleration.
               ------------

               If an Event of Default (other than an Event of Default specified in clauses (12) and (13) of Section 6.01 relating to the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately (together with the premium referred to in Section 6.02, if applicable). If an Event of Default specified in clause (12) or (13) of Section 6.01 relating to the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such unpaid principal of, premium, if any, and any accrued interest (together with the premium referred to in Section 6.02, if applicable) on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, the Company has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding; provided that,
                                                                --------
if such Event of Default occurs prior to February 1, 2006, such premium (expressed as a percentage of principal amount of the Notes) shall equal the interest rate then borne by the Notes.

SECTION 6.03. Other Remedies.
              --------------

          If an Event of Default occurs and is continuing, subject to the terms of the Senior In-tercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.
              -----------------------

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest, and Additional Interest, if any, on the Notes (including in connection with an offer to purchase) or in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.
              -------------------

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

SECTION 6.06.  Limitation on Suits.
               -------------------

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any cost, loss, liability or expense;

          (d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture or the Collateral Documents to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, and Additional Interest, if any, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Collateral Documents upon any of the Collateral.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium and interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.
              --------------------------------

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.
              ----------

          Subject to the terms of the Senior Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for all amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal and interest, and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest and Additional Interest, if any, respectively; and

          Third: subject to the Intercreditor Agreements, to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.
              ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective maturity or payment dates expressed in such Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.
              -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:


          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or Obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Collateral Documents. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in Trustee good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or in exercising any trust or power conferred upon the Trustee under this Indenture.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section
7.01 and Section 7.02.

          (e) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) Upon request from the Company, the Trustee is hereby authorized to and shall enter into the Senior Intercreditor Agreement in connection with the Credit Agreement or any amendment, restatement, supplement, renewal, replacement or other modification thereof, entered into in accordance with the terms of this Indenture, including Section 4.08 hereof.

          (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.
              -----------------

          (a) In connection with the Trustee's rights and duties under this Indenture or the Collateral Documents, the Trustee may conclusively rely upon and shall be protected from acting or refraining from acting upon any document or instrument believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting under this Indenture or the Collateral Documents, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder or pursuant to the Collateral Documents in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

          (e) Unless otherwise specifically provided in this Indenture or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Board Resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

          (i) To the extent any provisions of the Collateral Documents conflict with or are silent with respect to the matters set forth in this Article 7, this
Article 7 shall be controlling.

SECTION 7.03. Individual Rights of Trustee.
              ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee's Disclaimer.
              --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money re-ceived by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.
              ------------------

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to Holders.
              -----------------------------

          Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.
              --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the Collateral Documents and services rendered by it hereunder and thereunder. The Trustee's compensation shall not be limited by any law in regard to the law of compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its officers, directors, employees, agents and affiliates against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Collateral Documents and any landlord waiver or consent, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder, under the Collateral Documents or under any landlord waiver or consent. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent, which consent shall not be unreasonably withheld.

          The Obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Document.

          To secure the Company's payment Obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money and property held or collected by the Trustee, except money held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Documents.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(1) or 6.01(2) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.
              ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;


          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;


          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the suc-cessor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, trusts and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.
              --------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.
              -----------------------------

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)310(a)(1), (2) and (5). The Trustee is subject to TIA 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.
              -------------------------------------------------

          The Trustee is subject to TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.

                                    ARTICLE 8


        DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.    Satisfaction and Discharge.
                 --------------------------

                  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when:

                  (1)    either

                         (a) all Notes theretofore authenticated and delivered
                  (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                         (b) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest and Additional Interest, if any, to the date of maturity or redemption;

                  (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

                  (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

           Notwithstanding the foregoing paragraphs, the Company's Obligations in Article 2 and in Sections 4.01, 4.02, 7.07, 7.08, 8.07 and 8.08 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company's Obligations in Sections 7.07, 8.07 and 8.08 shall survive.

           After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's Obligations under the Notes, the Guarantees and this Indenture except for those surviving Obligations specified above.

SECTION 8.02    Option to Effect Legal Defeasance or Covenant Defeasance.
                --------------------------------------------------------

           The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03.   Legal Defeasance and Discharge.
                ------------------------------

           Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.06 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all their other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, and interest, if any, and Additional Interest, if any, on such Notes when such payments are due, (2) the Company's Obligations with respect to such Notes under
Article 2 and Section 4.02 hereof, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's Obligations in connection therewith and (4) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

SECTION 8.04.   Covenant Defeasance.
                -------------------

           Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their Obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.22,
4.24 and 4.25 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, the events set forth in Sections 6.01(3) through 6.01(10) hereof shall not constitute Events of Default.

SECTION 8.05.   Conditions to Legal or Covenant Defeasance.
                ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.03 or 8.04 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay (without reinvestment) the principal of, premium and interest and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

          (2) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be used to defease the Notes pursuant to this
     Article 8 concurrently with such incurrence) or insofar as Sections 6.01(12) or 6.01(13) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after 91 days following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
                --------------------------------------------------------------

          Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds, except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07.   Repayment to Company.
                --------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.08.   Reinstatement.
                -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.03 or
8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.01.    Without Consent of Holders.
                 --------------------------

          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

          (a)    cure any ambiguity, defect or inconsistency;

          (b) provide for uncertificated Notes in addition to or in place of certificated Notes;


          (c) provide for the assumption of the Company's or any Subsidiary Guarantor's Obligations to the Holders in the case of a merger or consolidation pursuant to Articles 5 or 12 hereof or a sale of all or substantially all of the Company's or any Subsidiary Guarantor's assets;

          (d)     provide for additional Subsidiary Guarantors as set forth in
     Section 4.18 or to provide for the release of a Subsidiary Guarantor pursuant to Section 12.04;


          (e) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder; or


          (f) comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.    With Consent of Holders.
                 -----------------------

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Collateral Documents and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Collateral Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to amendment, supplement or waiver of this Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Collateral Documents;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.11, 4.14 and 4.16);

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration in accordance with the provisions of Article 6);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.11, 4.14 and 4.16);

          (8) release any Subsidiary Guarantor from any of its Obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (9) make any change to the provisions of this Indenture relating to the Special Redemption provided for in Section 3.09 in a way that would adversely affect the rights of any of the Holders;

          (10) adversely affect the ranking of the Notes; or

          (11) make any change in the preceding amendment and waiver provisions.

          Notwithstanding the foregoing, Collateral may be released with the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes in addition to releases of Collateral expressly permitted by this Indenture and the Collateral Documents.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.    Compliance with Trust Indenture Act.
                 -----------------------------------

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.
                 ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.    Notation on or Exchange of Notes.
                 --------------------------------

          The Trustee may (but shall not be obligated to) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee upon receipt of an Authentication Order, shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    Trustee to Sign Amendments, etc.
                 -------------------------------

          The Trustee shall sign any amended or supplemental Indenture or Collateral Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or Collateral Document is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                   COLLATERAL

SECTION 10.01.   Collateral Documents; Additional Collateral; Substitute
                 -------------------------------------------------------
                 Collateral.
                 ----------

          (a)     Collateral Documents. In order to secure the due and punctual
                  --------------------
payment of the principal or premium, if any, and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Offer Payment Date, Excess Loss Proceeds Payment Date or Change of Control Payment Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest and Additional Interest, if any, on the Notes and the performance of all other Obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Subsidiary Guarantees, and any other documents contemplated hereby, as the case may be, the Company, the Subsidiary Guarantors and the Trustee, as applicable, have simultaneously with the execution of this Indenture entered into the Collateral Documents to create the security interests and for related matters. The Trustee, the Company and the Subsidiary Guarantors each hereby agree that the Trustee holds its interest in the Collateral in trust for its benefit and for the benefit of the Holders pursuant to the terms of the Collateral Documents. Each of the Company and the Subsidiary Guarantors covenants and agrees that it shall execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments and shall do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

          (b) Additional Collateral. Concurrently with (i) the designation of a
              ---------------------
Non- Guarantor Restricted Subsidiary as a Subsidiary Guarantor or (ii) the acquisition by the Company or any Restricted Subsidiary of (x) any asset or property in connection with the Pending Acquisitions or (y) any other assets or property of the type which constitutes Collateral with a Fair Market Value (as determined by the Board of Directors of the Company) in excess of $100,000 individually or $250,000 in the aggregate, to the extent, in the case of this clause (y), not prohibited by Gaming Authorities or applicable Gaming Laws:

          (i) the Company or the applicable Subsidiary Guarantor, as the case may be, and the Trustee shall enter into such amendments or supplements to the Collateral Documents or such additional Mortgages (in each case in registrable or recordable form) and other Collateral Documents, and the Company shall cause such amendments, supplements, mortgages and other Collateral Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (subject to no Liens except Permitted Liens and, in the case of the Credit Agreement Collateral, subject to the terms of the Senior Intercreditor Agreement), the Company shall cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the UCC of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant UCC, a security interest may be perfected by possession or control, deliver such certificates, promissory notes and other property (together with stock powers or assignments duly endorsed in blank), or deliver issuer acknowledgments and control agreements relating to such property in accordance with the provisions of the applicable Collateral Documents to the Trustee;

          (ii) in the case of additional Collateral which constitutes personal property the Company or the applicable Subsidiary Guarantor, as the case may be, shall also deliver to the Trustee the following:

                 (A) an Opinion of Counsel required pursuant to Section 10.02(b) below;

                 (B) an Officers' Certificate of the Company stating that any specific Liens on such personal property are Permitted Liens;


                 (C) evidence of payment or a closing statement indicating payments to be made of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Collateral Document to perfect such Liens; and

                 (D) UCC, judgment, tax lien and intellectual property searches confirming that such personal property is subject to no Liens other than (1) Permitted Liens, (2) in the case of the Credit Agreement Collateral, subject to the terms of the Senior Inter-creditor Agreement and (3) in the case of assets to be acquired in connection with the Pending Acquisitions, Liens that shall be satisfied and released contemporaneously with the release of the funds from the Escrow Account pursuant to the terms of the Escrow Agreement;

         (iii) in the case of additional Collateral which constitutes Real Property the Company or the applicable Subsidiary Guarantor, as the case may be, shall also deliver to the Trustee the following:

                 (A) a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Company, the Fair Market Value thereof as reasonably determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Collateral Documents or any additional Collateral Documents constitutes a valid and perfected Lien, subject to no Liens except Permitted Liens and, in the case of the Credit Agreement Collateral, subject to the terms of the Senior Intercreditor Agreement, on such Real Property in an aggregate amount equal to the purchase price or the Fair Market Value, as applicable, of the Real Property and containing such endorsements and other assurances of the type reasonably acceptable to the Trustee, together with an Officers' Certificate stating that any Liens on such Real Property are Liens expressly permitted by this Indenture and the applicable Colla teral Documents;

                 (B) any Opinion of Counsel required pursuant to Section 10.02(b) below;

                 (C) a Survey with respect to such Real Property;

                           (D) a policy or certificate of insurance as required
                   by any Mortgage relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by Section 10.02 of this Indenture;

                           (E) evidence of payment or a closing statement
                   indicating payments to be made by the applicable Subsidiary Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Colla t-eral Document to perfect such Lien;

                           (F) copies of all Leases, all of which Leases shall
                   be in conformance with any applicable provisions of the Collateral Documents;

                           (G) an Officers' Certificate of the Company stating
                   that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness; and

                           (H) such consents, approvals, amendments,
                   supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest or leasehold interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

                   (iv) The Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.01(b) (including any amendments, supplements, mortgages or other Collateral Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

SECTION 10.02. Recording, Registration and Opinions.
               ------------------------------------

                   (a) The Company and the Subsidiary Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, Mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral. The Company and the Subsidiary Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral

Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

              (b) The Company shall furnish to the Trustee, promptly but in no event later than 30 days after the execution and delivery of this Indenture, Opinion(s) of Counsel required by TIA (S) 314(b)(1).

              (c) The Company shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2003, an Opinion of Counsel, dated as of such date, which complies with TIA (S) 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Collateral Documents under the UCC or the applicable law in those items of Collateral that can be perfected by the filing, recordings or registrations and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, Mortgage and other documents have been executed and filed that are necessary, as of such date and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Holders and the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 10.03. Release of Collateral.
               ---------------------

              (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents.

              (b) Anything herein to the contrary notwithstanding, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

              (c) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall comply with (S) 313(b)(1) and TIA (S) 314(d) relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents. Any certificate or opinion re-quired by TIA (S) 314(d) may be made by an Officer of the Company, except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

SECTION 10.04. Possession and Use of Collateral.
               --------------------------------

           Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as the Trustee has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, the Company and the Subsidiary Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Monies held by the Trustee, other monies or Government Securities deposited pursuant to
Article 8, and other than as set forth in the Collateral Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Colla t-eral (other than Trust Monies held by the Trustee, other monies and Government Securities deposited pursuant to Article 8 and other than as set forth in the Collateral Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Colla t-eral Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.05. Specified Releases of Collateral.
               --------------------------------

           (a)  Satisfaction and Discharge; Defeasance. The Company and the
                --------------------------------------
Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Collateral Documents upon payment in full of all principal, premium, if any, interest and Additional Interest, if any, on the Notes and of all Obligations for the payment of money due and owing to the Trustee or the Holders, or upon compliance with the conditions precedent set forth in Article 8 for Legal Defeasance or Covenant Defeasance. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article 8), together with such documentation, if any, as may be required by the Trustee or the TIA (including, without limitation, TIA (S) 314(d)) prior to the release of such Colla teral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and the applicable Subsidiary Guarantors without recourse all of the Colla t-eral, and shall deliver such Collateral in its possession to the Company and the applicable Subsidiary Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

           (b)  Dispositions of Collateral in Connection with Asset Sales. The
                ---------------------------------------------------------
Company and each of the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (other than Trust Monies, excluding Trust Monies constituting Net Proceeds from an Asset Sale, which Trust Monies are subject to release from the Lien of the Collateral Documents as provided under Article 11) (the "Released Collateral") subject to an Asset Sale upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

               (i) A notice from the Company requesting release of Released Collateral (a "Company Notice"), such Company Notice (A) specifically describing the proposed Released Collateral, (B) specifying the Fair Market Value of such Released Collateral on a date within 60 days of the Company Notice (the "Valuation Date"), (C) stating that the consideration to be received is at least equal to the Fair Market Value of the Released Collateral, (D) stating that the release of such Released Collateral shall not materially and adversely impair the value of the remaining Collateral, taken as a whole, or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and shall not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is an Affiliate of the Company, confirming that such sale is being made in accordance with Section 4.24,
     (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation, Section 4.11 hereof, (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of and (H) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

               (ii) An Officers' Certificate certifying that (A) such sale covers only the Released Collateral and complies with the terms and conditions of this Indenture, including, without limitation, Section 4.11 hereof, (B) all Net Proceeds from the sale of any of the Released Colla t-eral shall be deposited in the Collateral Account, and all Net Proceeds from the sale of any of the Released Collateral have been or will be applied pursuant to Section 4.11, (C) there is not, and shall not be, a Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Released Collateral shall not result in a Default or Event of Default hereunder and (E) all conditions precedent in this Indenture and the Collateral Documents to such release have been complied with;

               (iii) The Net Proceeds and other property received as consideration from the Asset Sale shall be delivered to the Trustee, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel, to subject to the Lien of this Indenture and the Collateral Documents all the right, title and interest of the Company and the Subsidiary Guarantors in and to such property;

               (iv) All documentation required by the TIA (including, without limitation, TIA 314(d)), if any, prior to the release of Collateral by the Trustee, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents, and all documents required by Section 10.01 hereof;

               (v) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and (i) that any obligation included in the consideration for any Released Collateral and to be received by the Trustee pursuant to Section 11.04(d) is a valid and binding ob-
         ligation enforceable in accordance with its terms subject to such customary exceptions regarding equitable principles, creditors' rights generally and bankruptcy as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Collateral Documents, (ii) that any Lien granted by a purchaser to secure a purchase money Obligation is a fully perfected Lien and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of the Collateral Documents all the right, title and interest of the Company in and to any property that is included in the consideration for the Released Collateral and is to be received by the Trustee pursuant to Section 11.04(d), or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company has corporate power to own all property included in the consideration for such release, and (v) that all conditions precedent herein and under any of the Collateral Documents relating to the release of such Collateral have been complied with; and

                  (vi) If the Collateral to be released is (i) only a portion of a discrete parcel of Real Property, an Opinion of Counsel confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage; and (ii) Mortgaged Property having a fair value in excess of $100,000, the Company shall have delivered to the Trustee a Survey depicting the Real Property to be released.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Subsidiary Guarantor the Released Collateral without recourse by executing a release in the form provided by the Company or the applicable Subsidiary Guarantor and reasonably acceptable to the Trustee.

                  (c)   Release of Collateral in Connection with Events of Loss.
                        -------------------------------------------------------
The Company and the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (other than Trust Monies, excluding Trust Monies constituting Net Loss Proceeds from an Event of Loss, which Trust Monies are subject to release from the Lien of the Collateral Documents as provided under Article 11) subject to an Event of Loss, upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                  (i)   an Officers' Certificate of the Company certifying that
         (A) such Collateral is the subject of an Event of Loss and the amount of the Net Loss Proceeds, and (B) all conditions precedent to such release have been complied with;

                  (ii) the Net Loss Proceeds to be held as Trust Monies subject to the disposition thereof pursuant to Article 11;

                  (iii) all documentation required by the TIA (including, without limitation, TIA 314(d)), if any, prior to the release of Collateral by the Trustee; and

          (iv)  an Opinion of Counsel substantially to the effect:

                (1) if applicable, that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                (2) in the case of a taking by eminent domain, that the award for the property so taken has become final and that an appeal from such award is not advisable in the interests of the Company or the Holders;

                (3) in the case of any such sale pursuant to the exercise of a right vested in a governmental authority referred to in subclause (1) above, that the payment with respect to the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be; and

                (4) that the instrument or instruments and the award or payment of such Taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Collateral Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Collateral Documents to execute and deliver the release requested, and that all conditions precedent herein and in the Collateral Documents provided for relating to such release have been complied with.

          In any proceedings for the taking of any part of the Collateral, the Trustee may be represented by counsel who may be counsel for the Company or the applicable Subsidiary Guarantor.

          Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Subsidiary Guarantor without recourse the aforementioned items of Collateral which are the subject of such Event of Loss by executing a release in the form provided by the Company or the applicable Subsidiary Guarantor.

SECTION 10.06.  Disposition of Collateral Without Release.
                -----------------------------------------

          Notwithstanding the provisions of Section 10.05 and subject to Sections 10.07 and 13.01 below, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any Subsidiary Guarantors may, without any prior release or consent by the Trustee:

          (i) sell or otherwise dispose in any transaction or series of related transactions of any property that may be defective or may have become worn out, defective or obsolete or is not used or useful in the operation of the Company or any Subsidiary Guarantor and which has an aggregate Fair Market Value of such property of $50,000 or less which is replaced by property of substantially equivalent or greater value which shall become subject to the Lien of the Collateral Documents pursuant to Section 10.01 hereof;

              (ii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, Equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Collateral Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to perfect the Lien of any of the relevant Collateral Document on such property, including all necessary instruments of further assurance, has not been recorded, registered or filed in the manner required by law to continue the perfection of the Lien of any of the Collateral Documents on such property, (2) does not comply with the terms of this Indenture and the Collateral Documents or (3) otherwise impairs the Lien of the Collateral Documents;

              (iii) subject to the provisions of the Collateral Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Collateral Documents; provided, however, that (a) any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Collateral Documents to the same extent as those previously existing and (b) if the Company or the relevant Subsidiary Guarantor shall receive any money or property in excess of the Company's or the relevant Subsidiary Guarantor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $100,000 (in which case all of the money and property so received and not just the portion in excess of $100,000 shall be subject to this clause), forthwith upon its receipt by such entity, shall be deposited with the Trustee (unless otherwise required by a Permitted Lien permitted under the applicable Collateral Documents) as Trust Monies subject to disposition as provided in Article 11 hereof or otherwise subjected to the Lien of the Collateral Documents;

              (iv)   grant a non-exclusive license of any Intelle ctual
         Property;

              (v) abandon any Intellectual Property that the Company or the relevant Subsidiary Guarantor, in its reasonable business judgment, concludes is no longer used or useful in any material respect in the conduct of the business of Company or the relevant Subsidiary Guarantor;

              (vi) surrender or modify any franchise, license or permit subject to the Lien of any of the Collateral Documents which it may own or under which it may be operating if the Company or the relevant Subsidiary Guarantor in its reasonable business judgment concludes that such franchise, license or permit is no longer used or useful in the conduct of the business of the Company or the relevant Subsidiary Guarantor and provided, further, that if such entity shall be entitled to receive any money or property in excess of such entity's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds $100,000 (in which case all of the money and property so received and not just the portion in excess of $100,000 shall be subject to this clause), forthwith upon its receipt by such entity, shall be deposited with the Trustee (unless otherwise required by a Permitted Lien) as Trust Monies subject to dispo-sition as provided in Article 11 hereof, or otherwise subjected to the Lien of the Collateral Documents;

               (vii) subject to the provisions of the Collateral Documents, grant leases or subleases in respect of any Real Property in the event that the Company or the relevant Subsidiary Guarantor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such entity's business and such leases or subleases do not materially interfere with the ordinary course of business of the Company and its Subsidiaries and do not materially affect the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property; and

               (viii) subject to the Collateral Documents, sell or otherwise dispose of inventory and modify, extend or renew, or compromise or settle any dispute or claim relating to, or sell any account, in each case in the ordinary course of business consistent with prudent business practice.

SECTION 10.07.  Form and Sufficiency of Release.
                -------------------------------

               In the event that the Company or any Subsidiary Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Colla t-eral that under the provisions of Section 10.05 or 10.06 may be sold, exchanged or otherwise disposed of by the Company or any Subsidiary Guarantor, and the Company or such Subsidiary Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Subsidiary Guarantee and the Collateral Documents, upon being satisfied that the Company or such Subsidiary Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 10.05 or 10.06 (which, in the case of Section 10.06, shall include receipt of (i) an Officers' Certificate by the Company or such Subsidiary Guarantor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of Section 10.06 may be sold, exchanged or otherwise disposed of or dealt with by the Company or such Subsidiary Guarantor without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company or such Subsidiary Guarantor in conformity with a designated subsection of Section 10.06 and that the execution and form of such written disclaimer, release or quit-claim is appropriate under this Section 10.07), the Trustee shall execute, acknowledge and deliver to the Company or such Subsidiary Guarantor such an instrument in the form provided by the Company, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company or such Subsidiary Guarantor may reasonably request and as necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.

SECTION 10.08. Purchaser Protected.
               -------------------

          No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

SECTION 10.09. Authorization of Actions to Be Taken by the Trustee Under the
               Collateral Documents.
               -----------------------------------------------------------------

          Subject to the provisions of the Collateral Documents:

          (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors hereunder and under the Collateral Documents; and

          (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 10.10. Authorization of Receipt of Funds by the Trustee Under the
               Collateral Documents.
               -----------------------------------------------------------------

          The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, to apply such funds as provided in this Indenture and the Collateral Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Article 11 and the other provisions of this Indenture.

SECTION 10.11. Powers Exercisable by Receiver or Trustee.
               -----------------------------------------

          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or any Subsidiary Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Subsidiary Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

                                   ARTICLE 11

                          APPLICATION OF TRUST MONIES


SECTION 11.01. Collateral Account.
               ------------------

          On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee the Collateral Account. The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Monies which are received by the Trustee shall, subject to the terms of the Senior Inter-creditor Agreement with respect to the Credit Agreement Collateral, be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Collateral Documents, said Trust Monies shall be applied in accordance with Section 6.10; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies held by the Trustee may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article.

SECTION 11.02. Withdrawal of Loss Proceeds.
               ---------------------------

          To the extent that any Trust Monies consist of Net Loss Proceeds, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee upon a Company Request delivered to the Trustee to reimburse the Company or the applicable Subsidiary Guarantor for expenditures made, or to pay costs incurred, by the Company or such Subsidiary Guarantor in connection with the repair, rebuilding or replacement of the Collateral destroyed, damaged or taken, upon receipt by the Trustee of the following:

          (a)   An Officers' Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth:

                  (i) that expenditures have been made, or costs incurred by the Company or such Subsidiary Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company or such Subsidiary Guarantor at the date of the acquisition thereof by the Company or such Subsidiary Guarantor;

                  (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this Section 11.02;

                  (iii) that no part of such expenditures or costs has been paid out of the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Collateral Documents;

          (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

          (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or such Subsidiary Guarantor's business;

          (vi) that the Company or such Subsidiary Guarantor has title to such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Collateral Documents;

          (vii) that no Default or Event of Default shall have occurred and be continuing; and

          (viii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

     (b) All documentation required under the TIA (including, without limitation, TIA (S) 314(d));

     (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

            (A) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

            (B) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $100,000, a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such repairs, rebuildings or replacements to the extent that such repairs, rebuildings or replacements extend beyond the exterior configuration of any improvement (subject to no Liens other than Permitted Liens) in an aggregate amount equal to the Fair Market Value of such repairs, rebuildings or replacements or other investments, together with such endorsements and other opinions as are contem-plated by Section 10.01(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Real Property subject to the Lien of a Mortgage, an endorsement to the title insurance policy issued pursuant to Section 10.01(b) regarding the affected Real Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage (subject to no Liens other than Permitted Liens);

            (C) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $100,000 and affect the exterior configuration of an improvement, a Survey with respect thereto; and

            (D) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Subsidiary Guarantor of all title insurance premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Collateral Document to perfect such Lien; and

     (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

            (A) an instrument in recordable form sufficient for the Lien of any applicable Collateral Document to cover such repairs, rebuildings or replacements; and

            (B) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Subsidiary Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Collateral Document; and

     (d)    An Opinion of Counsel substantially stating:

            (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Collateral Documents, and that, upon the basis thereof and the accompanying documents specified in this Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be paid over under this Section 11.02;

            (ii) that the relevant Collateral Documents create a valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Trustee in favor of the Holders and, to the extent that a security interest in any such property may be perfected under the relevant UCC, a perfected security interest in such property; and

                  (iii) that all the Company's or such Subsidiary Guarantor's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Collateral Documents.

Upon compliance with the foregoing provisions of this Section 11.02 and Section 11.01, the Trustee shall, upon receipt of a Company request, pay an amount of Net Loss Proceeds constituting Trust Monies equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 11.02, or the Fair Market Value to the Company or the applicable Subsidiary Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an independent appraiser's or independent financial advisor's certificate, if required by the
TIA), whichever is less.

SECTION 11.03. Withdrawal of Net Proceeds to Fund an Asset Sale Offer.
               ------------------------------------------------------

          To the extent that any Trust Monies consist of Net Proceeds received by the Trustee pursuant to the provisions of Section 4.11 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.11 upon a Company Notice to the Trustee and upon receipt by the Trustee of the following:

          (a) An Officers' Certificate, dated not more than three days prior to the Asset Sale Offer Payment Date stating:

                   (i) that no Default or Event of Default shall have occurred and be continuing;

                   (ii)   (x) that such Trust Monies constitute Net Proceeds,
          (y) that pursuant to and in accordance with Section 4.11, the Company has made an Asset Sale Offer and (z) the amount of Excess Proceeds to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

                   (iii)  the Asset Sale Offer Payment Date; and

                   (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

          (b)     All documentation, if any, required under TIA (S) 314(d).

                  Upon compliance with the foregoing provisions of this Section 11.03, the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Section 4.11.

SECTION 11.04. Withdrawal of Trust Monies for Investment in Replacement Assets.
               ---------------------------------------------------------------

          In the event the Company intends to reinvest Net Proceeds of an Asset Sale in Replacement Assets (the "Released Trust Monies"), such Net Proceeds constituting Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Company upon a Company Notice to the Trustee and upon receipt by the Trustee of the following:

          (a)  a Notice signed by the Company which shall (i) refer to this
     Section 11.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Monies, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (b) An Officers' Certificate certifying that (i) such Trust Monies constitute Net Proceeds, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default (both before and after investing in the Replacement Asset) in effect or continuing on the date thereof, (iv) the release of the Released Trust Monies shall not result in a Default or Event of Default hereunder and (v) all conditions precedent herein to such release have been complied with;

          (c) All documentation required under the TIA (including, without limitation, TIA (S) 314(d));

          (d) If the Replacement Asset proposed for investment is Real Property, the Company or the appropriate Subsidiary Guarantor shall also deliver to the Trustee:

                  (i) an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                  (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Permitted Liens) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 10.02(b);

                  (iii) in the event the Fair Market Value of the Real Property is in excess of $100,000, a Survey with respect thereto; and


                  (iv) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Subsidiary Guarantor of all title premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

                  (e) If the Replacement Asset is a personal property interest, the Company or the appropriate Subsidiary Guarantor shall deliver to the Trustee:

                         (i) financing statements and other instruments in form sufficient to perfect the Lien of any applicable Collateral Document on such personal property interest; and

                         (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Subsidiary Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Asset to the Lien of any Collateral Document; and

                  (f)    An Opinion of Counsel stating:

                         (i) that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

                         (ii) to the extent that such Replacement Assets were acquired with Net Proceeds, the relevant Collateral Documents create a valid, binding and enforceable Lien, subject only to Permitted Liens, on and security interest in such Replacement Assets in favor of the Trustee for the benefit of the Holders and, to the extent that a security interest in any such Replacement Assets may be perfected under the relevant UCC, a perfected security interest in such property.

                  Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Company.

SECTION 11.05. Investment of Trust Monies.
               --------------------------

                  So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company request in the form of an Officers' Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of such a Company request specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                  The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.05.

SECTION 11.06. Use of Trust Monies; Retirement of Notes.
               ----------------------------------------

                  The Trustee shall apply Trust Monies not required to be applied to fund an Asset Sale Offer or Event of Loss Offer or required to be held pending application to the acquisition of Replacement Assets from time to time to the payment of the principal of, premium, and interest on, any Notes, on any Redemption Date or the Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, as the Company shall request in writing, upon receipt by the Trustee of the following:

                  (a) Board Resolutions of the Company directing the application pursuant to this Section 11.06 of a specified amount of Trust Monies and, in case any such monies are to be applied to payment, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

                  (b) an Officers' Certificate, dated not more than three days prior to the date of the relevant application stating

                       (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

                       (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

                  (c) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

                  Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Monies as directed and specified by such Board Resolution.

                  A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 11.06 to the payment of the principal of, premium, interest and Additional Interest, if any, on the Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any cash deposited with the Trustee pursuant to paragraph (c) of this Section 11.06 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

SECTION 11.07. Disposition of Notes Retired.
               ----------------------------

                  All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 11.06, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with the Trustee's customary procedures.

                                   ARTICLE 12

                              SUBSIDIARY GUARANTEES

SECTION 12.01. Guarantees.
               ----------

                  Subject to the provisions of this Article 12, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby fully and unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium and interest and Additional Interest, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other Obligations) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee Obligation or failing performance of any other Obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders to accelerate the Guarantee Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the Company Obligations. Each Subsidiary Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against such Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or Obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any Obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the Obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election in any proceeding instituted under the Bankruptcy Law of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, the Collateral Documents or as provided in
Section 8.01.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such Obligations. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Guarantee.

SECTION 12.02. Execution and Delivery of Subsidiary Guarantees.
               -----------------------------------------------

                  To evidence the Guarantees set forth in Section 12.01 hereof, each of the Subsidiary Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each
                                      ---------
Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the President or one of the Vice Presidents of the Subsidiary Guarantors.

                  Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article 12 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

                  If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 12.03. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
               -------------------------------------------------------------

                  (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

                  (b) Subject to the provisions of clause (c) below, no Subsidiary Guarantor shall, directly or indirectly, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, other than the Company or another Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor, unless:

                  (1) either: (i) the Subsidiary Guarantor is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the "Surviving Guarantor Entity");

                  (2) the Surviving Guarantor Entity (if other than the Subsidiary Guarantor) assumes all the Obligations of the Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists;

                  (4) the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

                  (5) (i) the Company shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                       (ii) the Company shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a);

                  (6) the Surviving Guarantor Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Guarantor Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

                  (7) the Collateral owned by or transferred to the Surviving Guarantor Entity shall:

                     (i) continue to constitute Collateral under this Indenture and the Collateral Documents,

                     (ii) be subject to the Lien in favor of the Trustee for the benefit of the Holders, and

                     (iii)  not be subject to any Lien other than Permitted
                  Liens;

                  (8) the property and assets of the Person which is merged or consolidated with or into the Surviving Guarantor Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture; and

                  (9) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

                  Notwithstanding the foregoing, Gameco Acquisition may, concurrently with the consummation of the Pending Acquisitions, merge with and into Colonial, at which time Gameco Acquisition shall be released from its Subsidiary Guarantee under this Indenture.

                  The Trustee, subject to the provisions of Section 12.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 12.03. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 12.05.

                  (c)  In the event of:

                  (x) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise; or

                  (y) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person which is not the Company or a Restricted Subsidiary (but ex-
     cluding a Restricted Subsidiary that is a Non-Guarantor Restricted Subsidiary) or another Affiliate of the Company;

then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any Obligations under its Subsidiary Guarantee, this Indenture and the Collateral Documents; provided that:

          (1) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described in Section 4.11; and

          (2) all Obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries, shall also terminate.

SECTION 12.04. Limitation of Subsidiary Guarantor's Liability.
               ----------------------------------------------

          Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Guarantee Obligations of such Subsidiary Guarantor under this Article 12 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Guarantee Obligations of such other Subsidiary Guarantor under this Article 12, result in the Guarantee Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 12.05. Application of Certain Terms and Provisions to the Subsidiary
               -------------------------------------------------------------
Guarantors.
----------

          (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

          (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 13.02 as if references therein to the Company were references to such Subsidiary Guarantor.

          (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Subsidiary Guarantor may be given or served as described in Section
13.02 as if references therein to the Company were references to such Subsidiary Guarantor.

          (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 13.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls.
                ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

SECTION 13.02.  Notices.
                -------

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

                    Gameco, Inc.
                    240 Main Street
                    Black Hawk, Colorado 80422
                    Attention: President
                    Telephone No.:  (303) 582-1117
                    Telecopier No.: (303) 582-0239


          and a copy to:

                    Baker & Hostetler LLP
                    1900 East 9th Street
                    3200 National City Center
                    Cleveland, Ohio 44114
                    Attention: Robert Weible, Esq.
                    Telephone No.:  (216) 861-7553
                    Telecopier No.: (216) 696-0740

          If to the Trustee:


                    Wells Fargo Bank Minnesota, National Association 213 Court Street, Suite 902
                    Middletown, CT 06457
                    Attention: Corporate Trust Services
                    Telephone No.:  (860) 704-6216
                    Telecopier No.: (860) 704-6219

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication by Holders with Other Holders.
               -------------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:


          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA 314(a)(4)) shall comply with the provisions of TIA 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06. Rules by Trustee and Agents.
               ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and
               -----------------------------------------------------------
Stockholders.
------------

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any Obligations of the Company under the Notes, the Subsidiary Guarantees, this Indenture, the Registration Rights Agreement or the Collateral Documents or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 13.08. Governing Law.
               -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 13.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. Successors.
               ----------

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. Severability.
               ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12. Counterpart Originals.
               ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13. Table of Contents, Headings, etc.
               --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                        ISSUER:

                                        GAMECO, INC.


                                        By: /s/ Jeffrey P. Jacobs
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SUBSIDIARY GUARANTORS:

                                        BH ACQUISITION, INC.

                                        By: /s/ Jeffrey P. Jacobs
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GAMECO ACQUISITION, INC.


                                        By: /s/ Jeffrey P. Jacobs
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TRUSTEE:

                                        WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                        ISSUER:

                                        GAMECO, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        SUBSIDIARY GUARANTORS:

                                        BH ACQUISITION, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        GAMECO, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        TRUSTEE:

                                        WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as Trustee

                                        By: /s/ Robert L. Reynolds
                                            ------------------------------------
                                            Name: ROBERT L. REYNOLDS
                                            Title: VICE PRESIDENT

                                                                       EXHIBIT A

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARA-GRAPH 501(a)(1),
(2), (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH

TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                 (Face of Note)

          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $960.40; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $39.60; (3) THE ISSUE DATE IS FEBRUARY 8, 2002; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12.75%.

                                                       CUSIP No: [      ]

                     11 7/8% Senior Secured Notes due 2009

No. [      ]                                                          $

                                  GAMECO, INC.

promises to pay to [    ] or registered assigns,

the principal sum of            Dollars on [     ].

Interest Payment Dates: February 1 and August 1, commencing August 1, 2002

Record Dates: January 15 and July 15

                                             Dated:

                                             GAMECO, INC.


                                             By: ______________________________
                                                 Name:
                                                 Title:

Certificate of Authentication:

This is one of the Global Notes
referred to in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA, NATIONAL
  ASSOCIATION, as Trustee

By: _________________________________
Authorized Signatory

Dated:

                                 (Back of Note)

                      11 7/8% Senior Secured Notes due 2009

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1.   Interest. Gameco, Inc., a Delaware corporation (the "Company"),
               --------
promises to pay interest on the principal amount of this Note at 11 7/8% per annum. The Company shall pay interest and Additional Interest, if any, semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          2.   Method of Payment. The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) and Additional Interest to the Persons who are registered Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest on all Global Notes and all other Notes the Holders of more than $1,000 in aggregate principal amount of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3.   Paying Agent and Registrar. Initially, Wells Fargo Bank
               --------------------------
Minnesota, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.


          4.   Indenture. The Company issued the Notes under an Indenture dated
               ---------
as of February 8, 2002 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          The Obligations under the Indenture, the Escrow Agreement, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Documents, subject to the provisions of such documents. Holders are referred to the Collateral Documents for a statement of such terms.


          5.  Optional Redemption. After February 1, 2006, the Company may
              -------------------
redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on February 1 of the years indicated below:

                           Year                        Percentage

                           2006 .............           105.938%
                           2007 .............           102.969%
                           2008 .............           100.000%

          In addition, at any time prior to February 1, 2005, the Company may on one occasion redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, with the net cash proceeds of any Equity Offering; provided that:

          (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2) the redemption must occur within 45 days after the date of the closing of such Equity Offering.


          Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to February 1, 2006.

          6.  Mandatory Redemption. Other than as set forth in Paragraphs 7 and
              --------------------
8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.


          7.  Special Mandatory Redemption. The Notes shall be subject to
              ----------------------------
special mandatory redemption (a) to the extent that the escrow funds have not been released to the Company on or prior to March 20, 2002, (b) in the event that any of the agreements relating to the Pending Acquisitions are terminated or (c) in the event that at any time the Company determines that any of the Pending Acquisitions are likely not to be able to be consummated in a manner consistent in all material respects with the description of such transactions contained in the Offering Memorandum; provided that (1) in the case of clause
(a) above, such redemption shall occur no later than April 1, 2002, (2) in the case of clause (b) above, such redemption shall occur within 10 calendar days after the termination of any such agreement and (3) in the case of clause (c) above, such redemption shall occur within 10 calendar days after the date of the Company's determination. The redemption price, in each case, shall be at a price equal to 97.12% of the principal amount thereof together with accrued and unpaid interest to the date of redemption. Upon consummation of each of the Pending Acquisitions, the foregoing provisions relating to the special mandatory redemption of the Notes shall be of no further effect.

          8. Mandatory Disposition in Accordance with Gaming Laws. If any Gaming
             ----------------------------------------------------
Authority requires that a Holder or beneficial owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (y) the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority and (z) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority. The Company shall notify the Trustee in writing of any redemption pursuant to Section 3.10 of the Indenture as soon as practicable.

          Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes will not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes; or (ii) to receive any interest, dividend, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company, the Subsidiary Guarantors or the Trustee.

          The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

          9. Change of Control Offer. Upon the occurrence of a Change of
             -----------------------
Control, the Company shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon to the date of purchase. Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     10. Denominations, Transfer, Exchange. The Notes are in registered form
         ---------------------------------
without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

     11. Persons Deemed Owners. The registered holder of a Note may be treated
         ---------------------
as its owner for all purposes.

     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the
         --------------------------------
Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     Notwithstanding the foregoing, Collateral may be released with the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes in addition to releases of Collateral expressly permitted by the Collateral Documents.

     13. Defaults and Remedies. Events of Default are set forth in the
         ---------------------
Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14. Ranking and Security. The Notes shall be senior Obligations of the
              --------------------
Company and shall rank equal in right of payment with all existing and future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated debt.

          The Company's Obligations under the Notes shall be fully and unconditionally guaranteed on a senior basis, jointly and severally, by each of the Subsidiary Guarantors. The Subsidiary Guarantees shall be senior Obligations of the Subsidiary Guarantors and shall rank equal in right of payment with all existing and future senior debt of the Subsidiary Guarantors and senior in right of payment to any Indebtedness of the Subsidiary Guarantors that is subordinated to such Subsidiary Guarantees.

          Pursuant to the Collateral Documents, the Notes and the Subsidiary Guarantees shall be secured by a first priority Lien (subject to certain exceptions described herein) on the Collateral.

          15. Trustee Dealings with Company. The Trustee, in its individual or
              -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          16. No Recourse Against Others. A director, officer, employee,
              --------------------------
incorporator or stockholder, of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17. Authentication. This Note shall not be valid until authenticated
              --------------
by the manual or facsimile signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of
              -------------
a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Additional Rights of Holders of Notes. In addition to the rights
              -------------------------------------
provided to Holders under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          20. CUSIP Numbers. Pursuant to a recommendation promulgated by the
              -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a conven-ience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of this Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                  Gameco, Inc.
                  420 Main Street
                  Black Hawk, Colorado 80422
                  Attention: President
                  Telephone No.: (303) 582-1117
                  Telecopier No.: (303) 582-0239

                              SUBSIDIARY GUARANTEE

          The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include that: (a) the principal of, and premium and interest and Additional Interest, if any, on the 11 7/8% Senior Secured Notes due 2009 (the "Notes") of Gameco, Inc. (the "Company"), shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The Obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and this Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The Obligations are secured by a pledge of the Collateral pursuant to Articles 10 and 11 of the Indenture and the Collateral Documents.

          No stockholder, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          Except as set forth in the Indenture, this is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

          THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in this Indenture unless otherwise indicated.


Dated as of February 8, 2002



                                                     SUBSIDIARY GUARANTORS:


                                                     BH ACQUISITION INC.



                                                     By:_______________________
                                                        Name:
                                                        Title:


                                                     GAMECO ACQUISITION INC.


                                                     By:_______________________
                                                        Name:
                                                        Title:

                                 Assignment Form

  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


         ---------------------------------------------------------------

                                 ---------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


  ---------------------------------------------------------------------------
                                      ---


  ---------------------------------------------------------------------------
                                      ---


  ---------------------------------------------------------------------------
                                      ---


  ---------------------------------------------------------------------------
                                      ---
              (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:______________________


         Your Signature:________________________________________________________
                          (Sign exactly as your name appears on the face of
                                          this Note)


         Signature Guarantee.

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11, 4.14 or 4.16 of the Indenture, check the box below:

         [_]Section 4.11     [_]Section 4.14      [_]Section 4.16


         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14, 4.16 or 4.11 of the Indenture, state the amount you elect to have purchased: $___________

Date:__________________________________   Your Signature:_______________________
                                          (Sign exactly as your name appears on
                                          the Note)

                                          Tax Identification No.:_______________

Signature Guarantee:_____________________________________
                    Participant in a recognized Signature
                    Guarantee Medallion Program (or other
                    signature guarantor program reasonably
                    acceptable to the Trustee)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

                                                                Principal Amount of        Signature of
                 Amount of decrease in  Amount of decrease in     this Global Note     authorized officer of
                  Principal Amount of    Principal Amount of  following such decrease     Trustee or Note
Date of Exchange    this Global Note       this Global Note        (or increase)             Custodian
----------------    ----------------       ----------------         -----------              ---------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

         Re: Gameco, Inc. (the "Company")
             11 7/8% Senior Secured Notes due 2009 (the "Notes")
             --------------------------------------------------

             This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "Transferor").

The Transferor:

             [_] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

             [_] has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.


             In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:
                       --------------
             [_] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).


             [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.


             [_] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit C to the Indenture.
        ---------

             [_] Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit D to the Indenture accompanies this certification. [An
               ---------
Opinion

of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

             [_] Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

             [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]


                                              __________________________________
                                             [INSERT NAME OF TRANSFEROR]


                                              By:_______________________________
                                                    [Authorized Signatory]

Date:________________________
*Check applicable box.

                                    EXHIBIT C

                   Form of Transferee Letter of Representation
                   -------------------------------------------

Wells Fargo Bank Minnesota, National Association
213 Court Street, Suite 902
Middletown, CT 06457

Attention: Corporate Trust Services

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $________ principal amount of the 11 7/8% Senior Secured Notes due 2009 of Gameco, Inc. (the "Company"), and any guarantee thereof (the "Notes"). Upon transfer, the
      -------                                    -----
Notes would be registered in the name of the new beneficial owner as follows:

          Name:________________________________________
          Address:_____________________________________
          Taxpayer ID Number:__________________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities
                                                                  ----------
Act")) purchasing Notes for our own account or for the account of such an
---
institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

          3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we shall not prior to the date (the "Resale Restriction Termination Date") that is two years after the later of
      -----------------------------------
the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act

(c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company and the Trustee.

          We understand that the Trustee shall not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us shall be in the form of definitive physical certificates and that such certificates shall bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes shall bear a legend to that effect.

          We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

          As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:_____________________________                  TRANSFEREE:

                                                     By:________________________

                                    EXHIBIT D

                            Form of Certificate To Be
                            Delivered in Connection
                           with Regulation S Transfers

                                                           ---------------, ----

Wells Fargo Bank Minnesota, National Association
213 Court Street, Suite 902
Middletown, CT 06457

Attention: Corporate Trust Services

Re:  Gameco, Inc.'s 11 7/8% Senior
     Secured Notes due 2009 (the "Notes")
     -----------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:
                       --------------

          (1) the offer of the Notes was not made to a person in the United States;


          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                  Very truly yours,

                                  [Name of Transferor]

                                  By:____________________________________

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT

                                   EXHIBIT F-1

                                FORM OF MORTGAGE

                                     F-1-1

                                   EXHIBIT F-2

                           FORM OF LEASEHOLD MORTGAGE

                                     F-2-1

                                   EXHIBIT F-3

                             FORM OF DEED OF TRUST

                                     F-3-1

                                   EXHIBIT F-4

                        FORM OF LEASEHOLD DEED OF TRUST

                                     F-4-1

                                    EXHIBIT G

            FORM OF JACOBS SUBORDINATION AND INTERCREDITOR AGREEMENT

                                    EXHIBIT H

                     FORM OF SELLER INTERCREDITOR AGREEMENT

                                    EXHIBIT I

                     FORM OF SENIOR INTERCREDITOR AGREEMENT

                                      I-1